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Buffalo Wild Wings, Inc.

(Name of Registrant as Specified In Its Charter)

MARCATO CAPITAL MANAGEMENT LP

MARCATO INTERNATIONAL MASTER FUND LTD.

MARCATO SPECIAL OPPORTUNITIES MASTER FUND LP

SCOTT O. BERGREN

RICHARD T. MCGUIRE III

SAM ROVIT

EMIL LEE SANDERS

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WINNING AT WILD WINGS (_) VOTE THE WHITE PROXY CARD Email SUBMIT HOME NOMINEES PRESENTATIONS & LETTERS PRESS RELEASES PROXY STATEMENT CONTACT Disclaimer This website (the “Website”) has been prepared by Marcato Capital Management LP (“Marcato Capital”), an SEC registered investment advisor based in San Francisco, California. Marcato Capital provides investment advisory services to proprietary private investment funds (collectively, the “Marcato Funds”) that may beneficially own and/or have an economic interest in shares of Buffalo Wild Wings, Inc. (the “Company”). This Website is for informational purposes only and should not be construed as investment advice for any person, and should not be relied upon for making any investment decision. Any securities or investment ideas listed in this Website are not presented in order to suggest or show profitability of any or all transactions. There should be no assumption that an investment identified or described in this Website was or will be profitable. The views expressed in this Website represent the views and opinions of Marcato Capital and/or certain affiliates and are based on publicly available information and Marcato Capital analyses. Certain financial information and other data used in this Website has been derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) by the issuer or other companies that Marcato Capital considers comparable. Marcato Capital has not sought or obtained consent from any third party to use any statements or information indicated in the Website as having been obtained or derived from a third party, and the inclusion of such third party statements or information should not be viewed as indicating the support of such third party for the views expressed in this Website. While Marcato Capital believes that the information contained in this Website is accurate in all material respects, such information has not been independently verified by Marcato Capital. Marcato Capital disclaims any obligation to correct, update or revise this Website or to otherwise provide any additional materials to recipients of this Website. The Marcato Funds are in the business of trading—buying and selling—securities. There may be developments in the future that cause one or more of the Marcato Funds to engage in transactions that change the beneficial and/or economic interest in the Company. The Marcato Funds may buy or sell or otherwise change the form or substance of any of their investments at any time in any manner permitted by law, and expressly disclaims any obligation to notify any recipient of the Website of any such changes. This Website may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that reflect Marcato Capital’s views with respect to, among other things, future events and financial performance, and actual results may vary materially from the results discussed in this Website. Forward-looking statements are subject to various risks and uncertainties and assumptions and there can be no assurance that any idea or assumption contained in this Website is, or will be proven, correct. Forward-looking statements should not be regarded as a representation by Marcato Capital that the future plans, estimates or expectations contemplated will ever be achieved. Under no circumstances is this Website to be used or considered as an offer to sell or a solicitation of an offer to buy any security, including, without limitation, any interest in any Marcato Fund. Any offer to purchase an interest in a Marcato Fund would only be made at the time a qualified offeree receives the Confidential Explanatory Memorandum of such fund. Any investment in the Marcato Funds is speculative and involves substantial risk, including the risk of losing all or substantially all of such investment. This Website is the property of Marcato Capital and may not be reproduced or distributed, in whole or in part, without the express prior written consent of Marcato Capital. CERTAIN INFORMATION CONCERNING THE PARTICIPANTS This Website may be deemed to be solicitation material in connection with the matters to be considered at the 2017 annual shareholder meeting of the Company (the “2017 Annual Meeting”). Marcato International Master Fund Ltd. (“Marcato International”), together with the other participants in Marcato International’s proxy solicitation, have filed with the SEC, and are mailing to shareholders on or about April 20, 2017, a definitive proxy statement and accompanying WHITE proxy card to be used to solicit proxies in connection with the 2017 Annual Meeting of the Company. Shareholders are advised to read the proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in Marcato International’s proxy solicitation. These materials and other materials filed by Marcato International with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov . The definitive proxy statement and other relevant documents filed by Marcato International with the SEC are also available, without charge, by directing a request to Marcato International’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834 (banks and brokers may call collect at (212) 750-5833). The participants in the proxy solicitation are Marcato International, Marcato Capital, Marcato Special Opportunities Master Fund LP (“Marcato Special Opportunities Fund”), Emil Lee Sanders, Richard T. McGuire III, Sam Rovit and Scott 0. Bergren (collectively, the “Participants”). As of the date hereof, Marcato International directly owns 950,000 shares of common stock, no par value, of the Company (the “Common Stock”), representing approximately 5.9% of the outstanding shares of Common Stock and Marcato Special Opportunities Fund directly owns 32,600 shares of Common Stock, representing approximately 0.2% of the outstanding shares of Common Stock. In addition, Marcato Capital, as the investment manager of Marcato International and Marcato Special Opportunities Fund, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock held by Marcato and Marcato Special Opportunities Fund, therefore, may be deemed to be the beneficial owner of such shares. By virtue of Mr. McGuire’s position as the managing partner of Marcato Capital, Mr. McGuire may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock held by Marcato International and Marcato Special Opportunities Fund and, therefore, Mr. McGuire may be deemed to be the beneficial owner of such shares. © 2017 - Marcato Capital Management. LP I All Rights Reserved | Disclaimer

Presentations & Letters May 11, 2017 Buffalo Wild Wings Investor Presentation May 11, 2017 Research Analyst Support For Strategic & Leadership Change Presentation May 11, 2017 Submissions to www.WinningAtWildWings.com Validate The Need For Change Presentation May 11, 2017 Setting the Record Straight on Buffalo Wild Wings’ Peer Group Presentation May 11, 2017 Marcato Letter to BWLD Shareholders Highlighting Why Immediate Change is Required at the Board Level May 2, 2017 Marcato Letter to BWLD Shareholders Highlighting Concern Over Prolonged Underperformance April 27, 2017 April 20, 2017 April 20, 2017 Marcato’s BWLD Third Party Validation MARCH 8, 2017 Marcato’s Skin In The Game Presentation FEBRUARY 22, 2017 Marcato’s Presentation Highlighting Buffalo Wild Wings’ Long History of Overpromising and Under-delivering DECEMBER 6, 2016 Marcato Letter to the Franchisees of Buffalo Wild Wings OCTOBER 13, 2016 Marcato Letter to Board of Directors Regarding Board Entrenchment OCTOBER 5, 2016 Marcato’s Presentation on Refranchising Feasibility AUGUST 17, 2016 Marcato Letter Outlining Opportunities For Improvement AUGUST. 2016 Marcato’s Presentation Reviewing Buffalo Wild Wings’ Analyst Day JUNE, 2016 Marcato’s Original Proposal for Creating Value ® 2017 -Marcato Capital Management, LP I All Rights Reserved I Disclaimer

MARCATO ISSUES OPEN LETTER TO BUFFALO WILD WINGS’ FRANCHISEES

Launches www.WinningAtWildWings.com to Share and Solicit Views on How

Company can be Improved

SAN FRANCISCO – December 6, 2016 – Marcato Capital Management LP (“Marcato”), a San Francisco-based investment manager which manages funds that beneficially own approximately 5.2% of the outstanding common shares of Buffalo Wild Wings, Inc. (NASDAQ: BWLD) (“Buffalo Wild Wings” or the “Company”) today issued an open letter to the franchisees of Buffalo Wild Wings outlining the ways in which Marcato’s roadmap for change and value creation at the Company can benefit franchisees’ businesses and the Buffalo Wild Wings brand.

Marcato also today launched a dedicated website, www.WinningAtWildWings.com, to share its views with all Buffalo Wild Wings stakeholders on how it can help the Company reach its full potential and to solicit views from stakeholders about how Buffalo Wild Wings can be improved.

The full letter to franchisees is included below and available at www.WinningAtWildWings.com.

AN OPEN LETTER TO THE FRANCHISEES OF BUFFALO WILD WINGS

FROM MARCATO CAPITAL MANAGEMENT

To the Franchisees of Buffalo Wild Wings:

As you may know, Marcato is a significant investor in Buffalo Wild Wings (“BWW” or the “Company”). Over the life of our investment, we have observed a lack of urgency among the Board and senior executives that is crucial in today’s difficult operating environment. We strongly believe in the proven BWW brand and the substantial future potential of the business. In our view, if the Company’s strategy – including the franchise business model – is redesigned and executed properly, there is a significant opportunity to create substantial value for all stakeholders.

In order for the brand to achieve its full potential, we have proposed that Buffalo Wild Wings make substantial changes to its business. Returning to a predominantly-franchised business model and putting franchisees first are key components of our proposal. For this reason, we are writing to you directly to keep you informed about our work and views.

Since June, we have sought to share our views with the Company’s Board of Directors and management team. In many cases, our overtures have been ignored. While some of our communications are already public, we have launched a dedicated website where you can access ideas and materials we have shared with the Company at:

www.WinningAtWildWings.com

We believe it is important that all franchisees are fully aware of our ongoing dialogue with the Company and that you have the opportunity to express your perspective on how Buffalo Wild Wings can be improved.

The points below summarize how our efforts can benefit your business and the BWW brand:

I) A BRAND MANAGED FOR AND BY FRANCHISEES. We strongly believe that the future strength of Buffalo Wild Wings will be best realized through a return to a majority-franchised model, in which serving the needs of franchisees will be the key to growth and innovation. Under our proposal, Buffalo Wild Wings would adopt a franchisee-first approach:

•	Franchising will be the top priority of the business, and the franchisor will no longer be conflicted by aspirations of company-operated unit expansion.

•	Guest initiatives and related investments such as tablet order and pay, Guest Experience Captains, and loyalty programs will be vetted for franchisee feedback, ROIC analysis, and business improvement. Initiatives that do not deliver measurable and compelling results should not be rolled out.

•	Franchisees will receive equal and immediate access to new systems, tools, marketing initiatives, and operational improvements that are proven at company-operated units.

•	The result will be a franchisee-oriented corporate partner, with a leaner structure that can be more responsive to your needs.

II) DEVELOPING NEW GROWTH OPPORTUNITIES FOR FRANCHISEES. Currently, the business favors the expansion preferences of the corporate parent. We believe that markets and territories currently reserved for future corporate development should be made available to franchisees:

•	We believe all stakeholders would benefit from seeing the system transition to a 90% or higher franchise mix. To achieve this target, approximately 600+ company units would be refranchised, inclusive of expected future system growth.

•	Refranchising company-owned stores provides you an opportunity to reinvest your cash flow into additional units, leveraging your operating expertise, managerial infrastructure, and local marketing resources. Qualified existing franchisees will be favorably positioned to acquire company units in new, overlapping, or adjacent markets.

•	Seasoned, well-capitalized operators from other brands will have a unique opportunity to participate in refranchising, allowing for cross-pollination of operations best practices and sales-driving ideas, and engendering greater system diversity.

•	International growth will be a significantly larger focus of time and resources to take advantage of this largely untapped growth opportunity.

III) PRIORITIZING RETURN ON INVESTED CAPITAL IN ALL BRAND AND CAPITAL INITIATIVES. We believe Buffalo Wild Wings must refocus its priorities for capital allocation and business spending on maximizing returns on invested capital. We are concerned that capital allocation discipline and ROIC have deteriorated in support of corporate growth at any cost:

•	New unit development has been constrained due to ever-increasing capital costs and pre-opening expenses, which have reduced the number of potential locations that can achieve the volumes to justify the required investment. Our plan would initiate a value-engineering review to reduce the costs of new unit development, improve ROIC, and expand the addressable market for BWW franchisee units.

•	Capital for expensive Stadia remodels should be deployed only where supported by observable returns. The cost of these remodels should simultaneously be minimized through our proposed value-engineering process.

•	“4-wall” profitability should have pride-of-place over Average Unit Volumes through initiatives to reinvigorate the mix of alcohol sales and to reexamine the current menu design and labor model.

•	Marketing campaigns will be:

•	Considered an important financial investment evaluated through the lens of ROIC.

•	Measured against specific business objectives (comp sales / traffic, day part patterns, improved mix, etc.).

•	Data-driven so that resources can be redirected to only those programs that demonstrate quantifiable success.

•	Investments in technology, take-out, and delivery should be structured to minimize upfront cost and maximize incremental profits without cannibalizing in-store visits and high-margin alcohol sales.

•	This framework will drive higher returns on existing units, open more opportunities for profitable growth, and enhance the brand’s attractiveness to potential buyers of franchisee networks.

IV) THE COMPANY KEEPS THE BEST OPPORTUNITIES FOR ITSELF. The Company has retained many choice “greenfield” markets in high-AUV regions, such as California, Florida, Texas, and Washington, D.C, for its own development, effectively capping the growth opportunities available to existing franchisees and deterring investments from new entrants.

V) REMOVING OBSTRUCTIONS TO M&A AND HIGHER FRANCHISEE VALUATIONS. We believe that our recommendations would improve the valuations of franchisee networks and transaction dynamics in favor of franchisee growth:

•	The Company’s tendency to exercise its Right of First Refusal (ROFR) option reduces the universe of interested buyers who fear that their time and energy is being wasted as a stalking horse bidder.

•	A committed refranchising program would dramatically increase the demand for BWW franchisee networks, both in number and purchasing power of interested buyers. These well-funded buyers have been forced to focus on other, potentially less-desirable restaurant investment opportunities due to the low availability of BWW acquisition candidates, limited growth potential in current franchised markets, and overly-restrictive franchisee policies at Buffalo Wild Wings.

•	Availability of new Area Development Agreements would add value to your network, with a known and contractual development opportunity.

•	We have engaged multiple M&A advisors specializing in franchise transactions who believe that there is tremendous appetite for BWW franchise platforms and that the market would enthusiastically absorb any and all units to be refranchised, bringing fresh growth-oriented capital into the system.

VI) ALIGNMENT AT THE BOARD AND MANAGEMENT LEVEL.

•	The Board of Directors must include directors with real restaurant operating experience; with the financial acumen to appropriately evaluate the business considerations of BWW’s brand and strategy development; and with an appreciation for the importance of a healthy and prosperous franchise system.

•	Management incentives must be redesigned to deliver on these goals.

We believe the path that creates the most value for both franchisees and the franchisor is a strong franchise-based system in which the corporate franchisor is focused on maximizing the value of the BWW brand and empowering franchisees with the tools and opportunities to profitably grow their businesses.

We would enjoy the opportunity to hear your perspectives. Please visit www.WinningAtWildWings.com to read more of our work and for a link where you can send us your ideas.

Sincerely,

Mick McGuire

Managing Partner

Marcato Capital Management

Contacts

Media:

Jonathan Gasthalter/Nathaniel Garnick

Gasthalter & Co.

(212) 257-4170

Investors:

Scott Winter/Larry Miller

Innisfree M&A Incorporated

(212) 750-5833

The views expressed in this press release represent the opinions of Marcato Capital Management LP, its affiliates and the funds it manages (collectively, “Marcato”). This press release is provided merely for general information purposes. Nothing in this press release is, or should be construed as, investment advice or as a recommendation, invitation or inducement to engage in any investment activity, and should not be used as the basis for any investment decision. Any views expressed are given as of the date of this press release, and are subject to change without notice. Marcato reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Marcato disclaims any obligation to correct, update or revise this press release or to otherwise provide any additional materials to recipients of this press release.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that reflect Marcato’s views with respect to, among other things, future events and financial performance, and actual results may vary materially from the results discussed in this press release. Forward-looking statements are subject to various risks and uncertainties and assumptions and there can be no assurance that any idea or assumption contained in this press release is, or will be proven, correct. Forward-looking statements should not be regarded as a representation by Marcato that the future plans, estimates or expectations contemplated will ever be achieved.

AN OPEN LETTER TO THE FRANCHISEES OF BUFFALO WILD WINGS

FROM MARCATO CAPITAL MANAGEMENT

To the Franchisees of Buffalo Wild Wings:

As you may know, Marcato is a significant investor in Buffalo Wild Wings (“BWW” or the “Company”). Over the life of our investment, we have observed a lack of urgency among the Board and senior executives that is crucial in today’s difficult operating environment. We strongly believe in the proven BWW brand and the substantial future potential of the business. In our view, if the Company’s strategy – including the franchise business model – is redesigned and executed properly, there is a significant opportunity to create substantial value for all stakeholders.

In order for the brand to achieve its full potential, we have proposed that Buffalo Wild Wings make substantial changes to its business. Returning to a predominantly-franchised business model and putting franchisees first are key components of our proposal. For this reason, we are writing to you directly to keep you informed about our work and views.

Since June, we have sought to share our views with the Company’s Board of Directors and management team. In many cases, our overtures have been ignored. While some of our communications are already public, we have launched a dedicated website where you can access ideas and materials we have shared with the Company at:

www.WinningAtWildWings.com

We believe it is important that all franchisees are fully aware of our ongoing dialogue with the Company and that you have the opportunity to express your perspective on how Buffalo Wild Wings can be improved.

The points below summarize how our efforts can benefit your business and the BWW brand:

I) A BRAND MANAGED FOR AND BY FRANCHISEES. We strongly believe that the future strength of Buffalo Wild Wings will be best realized through a return to a majority-franchised model, in which serving the needs of franchisees will be the key to growth and innovation. Under our proposal, Buffalo Wild Wings would adopt a franchisee-first approach:

•	Franchising will be the top priority of the business, and the franchisor will no longer be conflicted by aspirations of company-operated unit expansion.

•	Guest initiatives and related investments such as tablet order and pay, Guest Experience Captains, and loyalty programs will be vetted for franchisee feedback, ROIC analysis, and business improvement. Initiatives that do not deliver measurable and compelling results should not be rolled out.

•	Franchisees will receive equal and immediate access to new systems, tools, marketing initiatives, and operational improvements that are proven at company-operated units.

•	The result will be a franchisee-oriented corporate partner, with a leaner structure that can be more responsive to your needs.

II) DEVELOPING NEW GROWTH OPPORTUNITIES FOR FRANCHISEES. Currently, the business favors the expansion preferences of the corporate parent. We believe that markets and territories currently reserved for future corporate development should be made available to franchisees:

•	We believe all stakeholders would benefit from seeing the system transition to a 90% or higher franchise mix. To achieve this target, approximately 600+ company units would be refranchised, inclusive of expected future system growth.

•	Refranchising company-owned stores provides you an opportunity to reinvest your cash flow into additional units, leveraging your operating expertise, managerial infrastructure, and local marketing resources. Qualified existing franchisees will be favorably positioned to acquire company units in new, overlapping, or adjacent markets.

•	Seasoned, well-capitalized operators from other brands will have a unique opportunity to participate in refranchising, allowing for cross-pollination of operations best practices and sales-driving ideas, and engendering greater system diversity.

•	International growth will be a significantly larger focus of time and resources to take advantage of this largely untapped growth opportunity.

III) PRIORITIZING RETURN ON INVESTED CAPITAL IN ALL BRAND AND CAPITAL INITIATIVES. We believe Buffalo Wild Wings must refocus its priorities for capital allocation and business spending on maximizing returns on invested capital. We are concerned that capital allocation discipline and ROIC have deteriorated in support of corporate growth at any cost:

•	New unit development has been constrained due to ever-increasing capital costs and pre-opening expenses, which have reduced the number of potential locations that can achieve the volumes to justify the required investment. Our plan would initiate a value-engineering review to reduce the costs of new unit development, improve ROIC, and expand the addressable market for BWW franchisee units.

•	Capital for expensive Stadia remodels should be deployed only where supported by observable returns. The cost of these remodels should simultaneously be minimized through our proposed value-engineering process.

•	“4-wall” profitability should have pride-of-place over Average Unit Volumes through initiatives to reinvigorate the mix of alcohol sales and to reexamine the current menu design and labor model.

•	Marketing campaigns will be:

•	Considered an important financial investment evaluated through the lens of ROIC.

•	Measured against specific business objectives (comp sales / traffic, day part patterns, improved mix, etc.).

•	Data-driven so that resources can be redirected to only those programs that demonstrate quantifiable success.

•	Investments in technology, take-out, and delivery should be structured to minimize upfront cost and maximize incremental profits without cannibalizing in-store visits and high-margin alcohol sales.

•	This framework will drive higher returns on existing units, open more opportunities for profitable growth, and enhance the brand’s attractiveness to potential buyers of franchisee networks.

IV) THE COMPANY KEEPS THE BEST OPPORTUNITIES FOR ITSELF. The Company has retained many choice “greenfield” markets in high-AUV regions, such as California, Florida, Texas, and Washington, D.C, for its own development, effectively capping the growth opportunities available to existing franchisees and deterring investments from new entrants.

V) REMOVING OBSTRUCTIONS TO M&A AND HIGHER FRANCHISEE VALUATIONS. We believe that our recommendations would improve the valuations of franchisee networks and transaction dynamics in favor of franchisee growth:

•	The Company’s tendency to exercise its Right of First Refusal (ROFR) option reduces the universe of interested buyers who fear that their time and energy is being wasted as a stalking horse bidder.

•	A committed refranchising program would dramatically increase the demand for BWW franchisee networks, both in number and purchasing power of interested buyers. These well-funded buyers have been forced to focus on other, potentially less-desirable restaurant investment opportunities due to the low availability of BWW acquisition candidates, limited growth potential in current franchised markets, and overly-restrictive franchisee policies at Buffalo Wild Wings.

•	Availability of new Area Development Agreements would add value to your network, with a known and contractual development opportunity.

•	We have engaged multiple M&A advisors specializing in franchise transactions who believe that there is tremendous appetite for BWW franchise platforms and that the market would enthusiastically absorb any and all units to be refranchised, bringing fresh growth-oriented capital into the system.

VI) ALIGNMENT AT THE BOARD AND MANAGEMENT LEVEL.

•	The Board of Directors must include directors with real restaurant operating experience; with the financial acumen to appropriately evaluate the business considerations of BWW’s brand and strategy development; and with an appreciation for the importance of a healthy and prosperous franchise system.

•	Management incentives must be redesigned to deliver on these goals.

We believe the path that creates the most value for both franchisees and the franchisor is a strong franchise-based system in which the corporate franchisor is focused on maximizing the value of the BWW brand and empowering franchisees with the tools and opportunities to profitably grow their businesses.

We would enjoy the opportunity to hear your perspectives. Please visit www.WinningAtWildWings.com to read more of our work and for a link where you can send us your ideas.

Sincerely,

Mick McGuire

Managing Partner

Marcato Capital Management

MARCATO SENDS LETTER TO BUFFALO WILD WINGS BOARD OF DIRECTORS

SAN FRANCISCO—October 13, 2016—Marcato Capital Management LP (“Marcato”), a San Francisco-based investment manager which manages funds that beneficially own approximately 5.2% of the outstanding common shares of Buffalo Wild Wings, Inc. (NASDAQ:BWLD) (“Buffalo Wild Wings” or the “Company”) today sent a letter to the Company’s Board of Directors in response to management’s inability to provide Marcato with shareholder information in a timely manner per Minnesota state law.

Mick McGuire, Founder and Managing Partner of Marcato, said: “We are troubled by Buffalo Wild Wings’ actions that have disenfranchised shareholders, entrenched management, and thwarted our ability and legal right to communicate with other shareholders. The Company’s refusal to provide us with readily available basic shareholder information, coupled with the recent appointment of three new Board members unilaterally and without shareholder input, has exacerbated our concerns that shareholders’ interests are not being served.”

The full letter is below.

October 13, 2016

Board of Directors

Buffalo Wild Wings, Inc.

5500 Wayzata Boulevard, Suite 1600

Minneapolis, MN 55416

Attn: Sally Smith

Dear Members of the Board:

As you know, on August 22nd Marcato submitted a standard and routine request for shareholder list materials so that we may communicate with our fellow shareholders of Buffalo Wild Wings, Inc. (the “Company or “BWW”). Unfortunately, the Company has still not complied with its obligations under Minnesota law, as the vast majority of the requested information – and virtually all useful requested information – remains outstanding. We are hopeful that management will agree to provide the remaining information promptly and without any further waste of Company resources.

We are troubled by the lengths to which management has gone in an apparent attempt to thwart our communications with other shareholders and have no doubt that our fellow shareholders will find management’s behavior as disconcerting as we do. We were further troubled to hear of your decision on October 6th to appoint three new directors to the Company’s board, a decision made unilaterally and without consultation with the Company’s shareholders. These new appointments were clearly intended to create the false impression of meaningful change, but without actual engagement in constructive dialogue with shareholders. These actions are an unfortunate continuation of the Company’s pattern of entrenchment, obfuscation and poor decision making. Accordingly, we are writing this letter to alert you and our fellow shareholders of the Company’s obstructionist behavior in the hope that you will instruct management to immediately put an end to it.

It has now been more than seven weeks since Marcato—a 5.2% stakeholder in BWW—requested a limited amount of information for the purpose of communicating with fellow shareholders. As I’m sure you know, Marcato has an unassailable right under Minn. Stat. § 302A.461 to receive this information. Other public companies routinely provide such information to shareholders without question or delay when presented with similar requests. This is in fact the very same information that BWW is already using itself—we are merely seeking to have a “level playing field” with the Company. It should not take nearly two months to produce.

The Company initially refused to acknowledge that Marcato owned any BWW shares. Specifically, Company counsel stated that the Schedule 13D which we filed with the U.S. Securities and Exchange Commission on August 17, 2016, a copy of which was enclosed with our request, was “insufficient to demonstrate that any particular entity was a shareholder of BWW as of [August 22, 2016].” Company counsel insisted that we provide a brokerage account statement evidencing Marcato’s ownership. When asked to explain, our attorneys were told by your counsel that Marcato “could have sold all of its shares” since the 13D filing. To put it another way: management appears to have envisioned a scenario in which Marcato submitted a shareholder list request after it sold all of its BWW holdings, without disclosing the sale in a subsequent 13D amendment. It’s a scenario that defies logic. Company counsel then conditioned providing any information on Marcato entering into an onerous confidentiality agreement that went well beyond what was required by law. Surely, management must have understood that providing a draft agreement with such terms served no purpose other than to further delay our communications with other shareholders.

Nevertheless, we reached out in good faith with a draft confidentiality agreement reflecting an accommodating approach. We also provided the account statement, as requested. In return, Company counsel asserted that Marcato Capital Management LP (“Marcato Capital”) was not a proper party to the shareholder list request “[g]iven that the applicable statute requires the shareholder to own stock as of the dated [sic] of a demand.” We were surprised by this response, given that Minn. Stat. § 302A.461 explicitly states that a “beneficial owner” has an “absolute right” to demand shareholder list materials and that Marcato Capital was clearly a beneficial owner. Your counsel then demanded that Marcato Capital provide copies of its confidential investment advisory agreements to prove that it was a beneficial owner of common stock.

After multiple rounds of back and forth with counsel, management backed off its unsupported demands and conceded that we were shareholders and entitled to receive materials. We were optimistic we were putting this episode behind us. Unfortunately, when the materials we were promised finally arrived by email, the information we were given was incomplete, outdated and virtually useless. These materials included:

•	Transfer agent-level shareholder lists of the holders of record of the Company’s common stock dated as of September 13, 2016 and March 17, 2016. These lists did not provide any information regarding the identities or holdings of the actual beneficial owners of the common shares – information necessary to communicate with them and which is not only customarily provided but legally required to be provided; and

•	A list of holders of Company shares held through employee benefit plans, dated March 14, 2016. This list is over six-months old and only provides information with respect to approximately 1% of the Company’s outstanding shares.

In other words, management chose to disclose only the holders known to the Company’s transfer agent. You undoubtedly are aware that, as with every other public company, virtually all BWW shareholders hold their shares in “street name” through accounts with banks, brokers and other financial intermediaries. The distinction between the two is critical and widely understood. The information we were provided contains no relevant or useful information about the actual shareholder base. That the Company would respond to our request in such a perfunctory manner is deeply disappointing.

It is clear that, in providing this information, management’s intent was to inhibit or delay our communications with other shareholders. In this regard, it does not appear to be a mere coincidence that the information that management is refusing to provide us is also that which would facilitate such communications. In particular, the Company’s response included neither a list of Non Objecting Beneficial Owners (“NOBO”) nor any information obtained from the Depository Trust Company (“DTC”). This is information that is easy to generate on a rolling basis as we have requested. It’s not much harder than pushing a button. And doing so would cost the Company nothing as we have committed to cover the expense.

If management’s true intent was to allow Marcato to communicate with other BWW shareholders, it would have provided all of the information requested in our August 22nd letter, including:

•	Contact information that was omitted in the Company’s response (e.g., telephone numbers) with respect to each record holder and employee plan (a “Plan”) participant;

•	Dates on which each record holder became a holder of record of shares;

•	Name, business address and telephone number of the Plan’s trustee or administrator;

•	Detailed explanation of the voting treatment of (A) shares of Company stock (“Stock”) for which a trustee or administrator receives instructions from Plan participants and (B) shares of Stock for which either the trustee or administrator does not receive instructions or shares of Stock which are outstanding in any such Plan but are unallocated to any participant;

•	Complete record or list of the holders of Stock and respondent banks (and their email addresses) who have elected to receive electronic copies of proxy materials with respect to meetings of stockholders of the Company pursuant to Rule 14a-16(j)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”);

•	All information in possession or control of the Company or any of its transfer agents, registrars or proxy solicitors, or which can reasonably be obtained from DTC, brokers, dealers, banks, clearing agencies, voting trustees or their respective nominee, concerning the names, addresses, telephone numbers and number of shares of Stock held by the participating brokers and banks named in the individual nominee names of Cede & Co., specifically with respect to Cede & Co., the daily DTC Security Position Reports, or other similar depositories or nominees, including respondent bank lists, all omnibus proxies and related respondent bank proxies and listings issued pursuant to Rule 14b-2 under the Exchange Act;

•	All information in or that comes into the Company’s or its transfer agents’, registrars’ or proxy solicitors’ possession or control, or that can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or their respective nominee (including Broadridge Financial Services and Mediant Communications), relating to the names, addresses, and number of shares of the beneficial owners of Stock pursuant to Rule 14b-1(c) or Rule 14b-2(c) under the Exchange Act, including a NOBO list; and

•	Updates to all of the information described above on a rolling basis going forward.

These materials should be provided to us promptly. We have no desire to engage in litigation as a means to resolve the issues outlined in this letter. However, we are quickly approaching a point where management’s obstinate resistance will leave us with no other choice, and your recent actions have only exacerbated our concerns that shareholders’ interests are not being served by the board as currently composed. Accordingly, we reserve all rights and remedies.

We look forward to hearing from you.

Sincerely,

Mick McGuire

Contacts

Media:

Gasthalter & Co.

Jonathan Gasthalter/Nathaniel Garnick

212-257-4170

Investors:

Innisfree M&A Incorporated

Scott Winter/Larry Miller

212-750-5833

October 13, 2016

Board of Directors

Buffalo Wild Wings, Inc.

5500 Wayzata Boulevard, Suite 1600

Minneapolis, MN 55416

Attn: Sally Smith

Dear Members of the Board:

As you know, on August 22nd Marcato submitted a standard and routine request for shareholder list materials so that we may communicate with our fellow shareholders of Buffalo Wild Wings, Inc. (the “Company or “BWW”). Unfortunately, the Company has still not complied with its obligations under Minnesota law, as the vast majority of the requested information – and virtually all useful requested information – remains outstanding. We are hopeful that management will agree to provide the remaining information promptly and without any further waste of Company resources.

We are troubled by the lengths to which management has gone in an apparent attempt to thwart our communications with other shareholders and have no doubt that our fellow shareholders will find management’s behavior as disconcerting as we do. We were further troubled to hear of your decision on October 6th to appoint three new directors to the Company’s board, a decision made unilaterally and without consultation with the Company’s shareholders. These new appointments were clearly intended to create the false impression of meaningful change, but without actual engagement in constructive dialogue with shareholders. These actions are an unfortunate continuation of the Company’s pattern of entrenchment, obfuscation and poor decision making. Accordingly, we are writing this letter to alert you and our fellow shareholders of the Company’s obstructionist behavior in the hope that you will instruct management to immediately put an end to it.

It has now been more than seven weeks since Marcato—a 5.2% stakeholder in BWW—requested a limited amount of information for the purpose of communicating with fellow shareholders. As I’m sure you know, Marcato has an unassailable right under Minn. Stat. § 302A.461 to receive this information. Other public companies routinely provide such information to shareholders without question or delay when presented with similar requests. This is in fact the very same information that BWW is already using itself—we are merely seeking to have a “level playing field” with the Company. It should not take nearly two months to produce.

The Company initially refused to acknowledge that Marcato owned any BWW shares. Specifically, Company counsel stated that the Schedule 13D which we filed with the U.S. Securities and Exchange Commission on August 17, 2016, a copy of which was enclosed with our request, was “insufficient to demonstrate that any particular entity was a shareholder of BWW as of [August 22, 2016].” Company counsel insisted that we provide a brokerage account statement evidencing Marcato’s ownership. When asked to explain, our attorneys were told by your counsel that Marcato “could have sold all of its shares” since the 13D filing. To put it another way: management appears to have envisioned a scenario in which Marcato submitted a shareholder list request after it sold all of its BWW holdings, without disclosing the sale in a subsequent 13D amendment. It’s a scenario that defies logic. Company counsel then conditioned providing any information on Marcato entering into an onerous confidentiality agreement that went well beyond what was required by law. Surely, management must have understood that providing a draft agreement with such terms served no purpose other than to further delay our communications with other shareholders.

Nevertheless, we reached out in good faith with a draft confidentiality agreement reflecting an accommodating approach. We also provided the account statement, as requested. In return, Company counsel asserted that Marcato Capital Management LP (“Marcato Capital”) was not a proper party to the shareholder list request “[g]iven that the applicable statute requires the shareholder to own stock as of the dated [sic] of a demand.” We were surprised by this response, given that Minn. Stat. § 302A.461 explicitly states that a “beneficial owner” has an “absolute right” to demand shareholder list materials and that Marcato Capital was clearly a beneficial owner. Your counsel then demanded that Marcato Capital provide copies of its confidential investment advisory agreements to prove that it was a beneficial owner of common stock.

After multiple rounds of back and forth with counsel, management backed off its unsupported demands and conceded that we were shareholders and entitled to receive materials. We were optimistic we were putting this episode behind us. Unfortunately, when the materials we were promised finally arrived by email, the information we were given was incomplete, outdated and virtually useless. These materials included:

•	Transfer agent-level shareholder lists of the holders of record of the Company’s common stock dated as of September 13, 2016 and March 17, 2016. These lists did not provide any information regarding the identities or holdings of the actual beneficial owners of the common shares – information necessary to communicate with them and which is not only customarily provided but legally required to be provided; and

•	A list of holders of Company shares held through employee benefit plans, dated March 14, 2016. This list is over six-months old and only provides information with respect to approximately 1% of the Company’s outstanding shares.

In other words, management chose to disclose only the holders known to the Company’s transfer agent. You undoubtedly are aware that, as with every other public company, virtually all BWW shareholders hold their shares in “street name” through accounts with banks, brokers and other financial intermediaries. The distinction between the two is critical and widely understood. The information we were provided contains no relevant or useful information about the actual shareholder base. That the Company would respond to our request in such a perfunctory manner is deeply disappointing.

It is clear that, in providing this information, management’s intent was to inhibit or delay our communications with other shareholders. In this regard, it does not appear to be a mere coincidence that the information that management is refusing to provide us is also that which would facilitate such communications. In particular, the Company’s response included neither a list of Non Objecting Beneficial Owners (“NOBO”) nor any information obtained from the Depository Trust Company (“DTC”). This is information that is easy to generate on a rolling basis as we have requested. It’s not much harder than pushing a button. And doing so would cost the Company nothing as we have committed to cover the expense.

If management’s true intent was to allow Marcato to communicate with other BWW shareholders, it would have provided all of the information requested in our August 22nd letter, including:

•	Contact information that was omitted in the Company’s response (e.g., telephone numbers) with respect to each record holder and employee plan (a “Plan”) participant;

•	Dates on which each record holder became a holder of record of shares;

•	Name, business address and telephone number of the Plan’s trustee or administrator;

•	Detailed explanation of the voting treatment of (A) shares of Company stock (“Stock”) for which a trustee or administrator receives instructions from Plan participants and (B) shares of Stock for which either the trustee or administrator does not receive instructions or shares of Stock which are outstanding in any such Plan but are unallocated to any participant;

•	Complete record or list of the holders of Stock and respondent banks (and their email addresses) who have elected to receive electronic copies of proxy materials with respect to meetings of stockholders of the Company pursuant to Rule 14a-16(j)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”);

•	All information in possession or control of the Company or any of its transfer agents, registrars or proxy solicitors, or which can reasonably be obtained from DTC, brokers, dealers, banks, clearing agencies, voting trustees or their respective nominee, concerning the names, addresses, telephone numbers and number of shares of Stock held by the participating brokers and banks named in the individual nominee names of Cede & Co., specifically with respect to Cede & Co., the daily DTC Security Position Reports, or other similar depositories or nominees, including respondent bank lists, all omnibus proxies and related respondent bank proxies and listings issued pursuant to Rule 14b-2 under the Exchange Act;

•	All information in or that comes into the Company’s or its transfer agents’, registrars’ or proxy solicitors’ possession or control, or that can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or their respective nominee (including Broadridge Financial Services and Mediant Communications), relating to the names, addresses, and number of shares of the beneficial owners of Stock pursuant to Rule 14b-1(c) or Rule 14b-2(c) under the Exchange Act, including a NOBO list; and

•	Updates to all of the information described above on a rolling basis going forward.

These materials should be provided to us promptly. We have no desire to engage in litigation as a means to resolve the issues outlined in this letter. However, we are quickly approaching a point where management’s obstinate resistance will leave us with no other choice, and your recent actions have only exacerbated our concerns that shareholders’ interests are not being served by the board as currently composed. Accordingly, we reserve all rights and remedies.

We look forward to hearing from you.

Sincerely,

Mick McGuire

MARCATO RESPONDS TO BUFFALO WILD WINGS’ APPOINTMENT OF THREE

NEW DIRECTORS

SAN FRANCISCO—October 11, 2016—Marcato Capital Management LP (“Marcato”), a San Francisco-based investment manager which manages funds that beneficially own approximately 5.2% of the outstanding common shares of Buffalo Wild Wings, Inc. (NASDAQ:BWLD) (“Buffalo Wild Wings” or the “Company”) today issued the following statement in response to appointment of three new directors to the Company’s Board of Directors.

“After attempting to engage in substantive dialogue with Buffalo Wild Wings for months, we are deeply disappointed by the Company’s unilateral decision to reconstitute its Board without consulting us or other outside shareholders. Rather than working collaboratively with its investors, Buffalo Wild Wings has opted to exercise poor judgment, taking entrenching actions to create the illusion of change without showing any real openness to new voices and desperately-needed new ideas. Marcato has raised a number of significant strategic, operational and financial issues. We are convinced that, even with these new additions, the Board lacks a sufficient level of restaurant operations and franchise system development expertise and would benefit further by adding shareholder representatives.”

Contacts

Media:

Gasthalter & Co.

Jonathan Gasthalter/Nathaniel Garnick

212-257-4170

Investors:

Innisfree M&A Incorporated

Scott Winter/Larry Miller

212-750-5833

SOHN SAN FRANCISCO OCTOBER 2016

DISCLAIMER This presentation (the ?Presentation?) has been prepared by Marcato Capital Management LP (?Marcato?), an SEC registered investment advisor based in San Francisco, California. Marcato provides investment advisory services to proprietary private investment funds (collectively, the ?Marcato Funds?) that may beneficially own and/or have an economic interest in shares of Buffalo Wild Wings, Inc. (the ?Company?). This Presentation is for informational purposes only and should not be construed as investment advice for any person, and should not be relied upon for making any investment decision. The securities or investment ideas listed in this Presentation are not presented in order to suggest or show profitability of any or all transactions. There should be no assumption that an investment in any security identified or described in this Presentation was or will be profitable. The views expressed in this Presentation represent the views and opinions of Marcato and/or certain affiliates and are based on publicly available information and Marcato analyses. Certain financial information and other data used in this Presentation has been derived or obtained from filings made with the Securities and Exchange Commission (?SEC?) by the issuer or other companies that Marcato considers comparable. Marcato has not sought or obtained consent from any third party to use any statements or information indicated in the Presentation as having been obtained or derived from a third party, and the inclusion of such third party statements or information should not be viewed as indicating the support of such third party for the views expressed in this Presentation. While Marcato believes that the information contained in this Presentation is accurate in all material respects, such information has not been independently verified by Marcato, and Marcato disclaims any and all liability as to the completeness or accuracy of the information and for any omissions of material facts. Marcato disclaims any obligation to correct, update or revise this Presentation or to otherwise provide any additional materials to recipients of this Presentation. Neither Marcato nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy, fairness or completeness of the information contained herein and the recipient agrees and acknowledges that it will not rely on any such information. The Marcato Funds are in the business of trading?buying and selling?securities. There may be developments in the future that cause one or more of the Marcato Funds to engage in transactions that change the beneficial and/or economic interest in the Company. The Marcato Funds may buy or sell or otherwise change the form or substance of any of their investments at any time in any manner permitted by law, and expressly disclaims any obligation to notify any recipient of the Presentation of any such changes. This Presentation may contain ?forward-looking statements? within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that reflect Marcato?s views with respect to, among other things, future events and financial performance, and actual results may vary materially from the results discussed in this Presentation. Forward-looking statements are subject to various risks and uncertainties and assumptions and there can be no assurance that any idea or assumption contained in this Presentation is, or will be proven, correct. Forward-looking statements should not be regarded as a representation by Marcato that the future plans, estimates or expectations contemplated will ever be achieved. Under no circumstances is this Presentation to be used or considered as an offer to sell or a solicitation of an offer to buy any security, including, without limitation, any interest in any Marcato Fund. Any offer to purchase an interest in a Marcato Fund would only be made at the time a qualified offeree receives the Confidential Explanatory Memorandum of such fund. Any investment in the Marcato Funds is speculative and involves substantial risk, including the risk of losing all or substantially all of such investment. This document is the property of Marcato and may not be published or distributed, in whole or in part, without the express prior written consent of Marcato.

BUFFALO WILD WINGS ("BWLD"): A GROWING, DISTINCTIVE RESTAURANT BRAND

BUFFALO WILD WINGS
WINGS. BEER. SPORTS.

Ticker: "BWLD"

Recent Stock Price: $141

- Differentiated concept focused on "wings, beer, and sports"
- Long history of industry-leading SSS growth
- ~1,200 units with long-term potential to grow to 1,700 units in US & Canada and 400+ units internationally (75% future unit growth)

- **Capitalization**:
  - Market Cap: $2.6 billion
  - Enterprise Value: $2.7 billion
- **Valuation ('17E)**:
  - P / E: 20.7x
  - EV / EBITDA: 7.7x
- **Consensus Estimates**:
  - 2017E EPS: ~$6.80 per share
  - 2017E EBITDA: ~$350 million

MARCATO

Source: Company filings, CapitalIQ. Market data as of 9/30/16.

2

WHY WE INVESTED IN BUFFALO WILD WINGS Differentiated concept with long runway for growth SSS declines and capital allocation missteps have hurt shares Opportunity to create substantial shareholder value by: 1) Transitioning to a 90%+ franchised model 2) Improving ?4-wall? profitability and returns 3) Optimizing capital structure

I. Highlights from Marcato?s recent 13-D

MULTIPLE HAS COMPRESSED AS TRAFFIC HAS SLOWED AND COSTS CONTINUE TO RISE 1 PRICING POWER ? BEST-IN-CLASS SSS GROWTH ONCE DROVE EV / EBITDA MULTIPLE EXPANSION 9% 9% 8% 5-yr. Avg.: 5% 7% 7% 6% 6% 6% 6% 6% 6% 5% 1% 4% 5% 5% 4% 4% 4% 2% 13x (2%) 11x (2%) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 2011 2012 2013 2014 2015 ?16 Avg.: 9.6x Traffic, Mix & Other Menu Price Adjustments 9x 2 OFFSETTING COST INFLATION $265k $2.25 8.1x $2.00 $245k 7x $1.75 $225k $1.50 $205k $1.25 5x $185k $1.00 Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 2011 2012 2013 2014 2015 2016 5-year average (NTM basis) Labor / Avg. Co.-Op. Store Wing Costs ($/lb.) Source: Company filings, CapitalIQ, Bloomberg. Market data as of 9/30/16.

WHEN GROWTH SLOWED, BWLD ACQUIRED FRANCHISED STORES FOR HIGH MULTIPLES ESTIMATED ACQUISITION COST PER RESTAURANT | 2011 ? 2016 Total Acquisition $33.7m $43.6m $4.3m $30.5 $205.2m Expense # Units 18 18 3 15 59 Acquired: $3,478(1) Avg. Replacement $2,421 Cost: $2,300 $2,033 $1,875 $1,432 2011 2012 2013 2014 2015 Avg. Purchase Price per Company-Operated Restaurant BWLD?s franchisee acquisitions in 2015 valued acquired stores ~80% above prior four-year average and ~50% above replacement cost Source: Company filings, Marcato estimates. Franchise rights for Rusty Taco included in purchase price. 2014 calculation assumes full ownership of all restaurants acquired. (1) 2015 acquisition included franchise rights of $99m. 6

INCENTIVE STRUCTURE REWARDS GROWTH AT ANY COST CASH INCENTIVE PROGRAM PERFORMANCE METRICS EQUITY INCENTIVE PROGRAM COMPOSITION Individual Objectives Total Revenue ($m) Stock Options 20% 25% 25% Restaurant Openings (Co. Op. + Franchised) 10% SSS Growth (# Positive Quarters) PRSUs—5% Net Income ($m) 30% Based on 3-yr. SSS Growth Cumulative (% Increase—Net Income Annual) 75% 10% Aggregate Growth Metrics Profitability / Per-Share Metrics Majority of at-risk executive compensation is linked to aggregate growth irrespective of capital deployment Source: Company filings. 7

UNDERPERFORMANCE DRIVEN BY SSS SLOWDOWN AND POOR CAPITAL ALLOCATION TSR | 1-YEAR 10/28/15: 30% SSS & earnings miss Large acquisition to blame 20% Guidance lowered for 2015 Shares fell ~17% 10% ? (2%) (10%) (20%) (30%) (27%) (40%) Sep-15 Dec-15 Feb-16 Apr-16 Jul-16 Sep-16 S&P 600 Restaurants Index Source: Company filings, CapitalIQ, Bloomberg. Market data as of 9/30/16.

GROWTH IN AUVs AND UNIT PROFITS MASK DECLINING RETURNS ON CAPITAL DEPLOYED BWLD points to ?dollar growth? without explaining greater capital intensity AVERAGE UNIT VOLUMES ($000s) NEW UNIT UPFRONT INVESTMENT ($000s) $3,252 +2.2x +3.1x $2,571 $1,465 $840 At IPO (c. 2003) FY 2015 At IPO (c. 2003) FY 2015 ?4-WALL? EBITDA, ADJ. FOR RENTS ($000s) EST. ?CASH ON CASH? RETURNS, ADJ. FOR RENTS (%) +2.1x 31.0% -925 bps $558 21.7% $260 At IPO (c. 2003) FY 2015 At IPO (c. 2003) FY 2015 % Buildings % Buildings ? ~24% ? ~24% Owned Owned Source: Company filings, Marcato estimates. Upfront investment includes cash investment plus pre-opening expenses, assuming building is leased. ?4-wall? EBITDA and cash on cash return shown as adjusted, assuming an additional 6% of sales charged for building leases on 24% of company stores. 9

NOT ALL EARNINGS GROWTH IS CREATED EQUAL High a Multiple Franchising + High Growth Declining ROIC will pressure multiple for any given Franchisee rate of acquisitions Opening growth at premium Company-Owned multiples Stores r a a Franchising + Low Growth Low Multiple Low High ROIC ROIC

FRANCHISE BUSINESSES COMMAND HIGHER MULTIPLES

- 70+% mix = higher multiples
- BWLD is one of few "in the middle"
- BWLD's growth would command a premium multiple if it were more highly franchised

↑ *Franchise Mix*
=
↑ *Margin*
=
↑ *ROIC*
=
↑ *Multiple*



< 30% Franchised
L: 4.1x M: 8.1x H: 9.6x
30 - 70% Franchised
L: 8.1x M: 8.4x H: 11.5x
>70% Franchised
L: 10.2x M: 13.2x H: 20.2x
EV / EBITDA (NTM)
20.5x
19.0x
17.5x
16.0x
14.5x
13.0x
11.5x
10.0x
8.5x
7.0x
5.5x
4.0x
DPZ
PZZA
QSR
DNKN
(90% Franch.)
MCD
PLKI
WEN
JACK
DIN
SONC
DENN
PNRA
PNRA (4/15/15)(1)
EAT
TXRH
CBRL
DRI
CAKE
PLAY
BLMN
BJRI
RRGB
RT
–
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
% Franchised
≤ 5% EBITDA growth ('16-'17E)
5-9% EBITDA growth ('16-'17E)
9+% EBITDA growth ('16-'17E)

Source: Company filings, CapitalIQ. Market data as of 9/30/16. EBITDA multiples shown on an "NTM" basis, based on Wall Street consensus estimates.

(1) On April 15, 2015, Panera announced that it had made significant progress on its earlier goal of refranchising 50-150 stores in 2015, as well as achieving G&A savings. The Company announced an increased share repurchase program of $750m, with $500m to be executed in the remainder of 2015, funded from cash flow and $500m of new debt as well as proceeds from the sale of company-owned stores to franchisees. Panera cited its engagement in constructive dialogue with Luxor Capital Group, LP.

MARCATO

11

II. Where do we stand? 12

MARCATO?S KEY RECOMMENDATIONS TO BWLD STRATEGIC & FINANCIAL DRIVERS IMPACT TO VALUE I. Transition to a 90% Franchised Model Improve Returns on Capital II. Improve ?4-Wall? Profitability and Returns + Reduce III. Optimize Capital Structure Cost of Capital = Create Economic Value 13

STATUS OF MARCATO?S PROPOSAL III. Optimize Capital Structure Announced leverage target of 1.5x Debt / EBITDA; total of $375m in authorized share repurchases ?No timeline for reaching target or completing buybacks ?Focus on gross debt instead of net debt is puzzling ?Math does not work: with ~$350m of EBITDA (2017E), current net debt of ~$85m, and interim FCF of ~$170m, BWLD will need to return ~$610m to reach target by year-end 2017 No discussion of capital budget for new units or franchisee buyouts 14

STATUS OF MARCATO?S PROPOSAL (CONT?D) II. Improve ?4-Wall? Profitability and Returns In June, we encouraged BWLD to engage operations consultants ?Estimated ?4-wall? margin opportunity of several hundred bps No observable plan or outside engagement yet disclosed Per Analyst Day, aspiring to 20% ?4-wall? margins (~18.6% LTM) ?No specific opportunities identified or quantified ?No timeline for implementation or achievement ?Recent commentary implies margin ?improvement? goals may primarily be result of plan to sell restaurants with below average margins rather than improved profitability of existing portfolio 15

STATUS OF MARCATO?S PROPOSAL (CONT?D) I. Transition to a 90% Franchised Model Management has questioned feasibility of achieving 90% mix by 2020 We have engaged multiple industry-leading refranchising advisors who have reinforced feasibility and market attractiveness: ?Market is deep, mature, and eager to absorb refranchised units ?BWLD is one of the most desirable casual brands in the market ?Franchisee operating companies & institutional buyers are interested in assets of this type and are able to transact at favorable multiples ?Franchisees are incentivized to be better operators and to fuel new unit growth ?Our timeline (90% mix by 2020) is viewed by experts as conservative 16

MARCATO HAS ENGAGED THE CYPRESS GROUP FOR INDUSTRY-SPECIFIC GUIDANCE

- **The Cypress Group has led the multi-unit franchise industry in M&A transactions, including refranchising programs, for more than 25 years**
- Cypress has successfully executed refranchising and reorganization efforts for:
  - Wendy's International (~1,000 units refranchised)
  - TGI Fridays / Sentinel Partners (~175 units refranchised)
  - Burger King (~ 600 restaurants restructured or refranchised)
- Cypress has deep experience in working with all segments of the multi-unit restaurant industry, including BWLD

MARCATO

17

DON?T TAKE MARCATO?S WORD FOR IT ?We are highly confident BWLD could refranchise their owned stores at a multiple of 6.0x or higher and estimate a refranchising process to 90% could take as few as 18-24 months? ? Cypress Group 18

CYPRESS FEELS BWLD REFRANCHISING WOULD BE WELL RECEIVED Franchisee market is strong and has grown significantly in the last decade ? More than 150 companies with &gt;$50m in revenue and purchasing power in excess of $100m per company ? Hundreds of additional entities with individual BWLD market acquisition capacity of $30m to $100m Institutional capital attracted to franchise-related investments (decades of strong returns, proven operating model, ?Amazon-proof?) Current franchise M&A environment is at historic highs for transaction sizes and valuations Refranchising can enhance BWLD?s brand and operating model as well as maximize future system growth by ceding development to franchisees ? Cypress has expertise in maximizing current value, franchisee operational selection, and commitments for future growth and reimaging 19

BWLD UNITS SHOULD RECEIVE ATTRACTIVE MULTIPLES BASED ON BEST IN CLASS METRICS # of Stores ~175 1,139 479 380 664 Refranchised Year 2014 2013 2007 2007 NA Commenced Program ~1 yr. 3.5 yrs. ~5 yrs. ~6 yrs. ~2-5 yrs. Duration EBITDA Multiples ~5-6x ~5-6x ~5-6x ~6x ~6-7x Received SSS Growth NA 1.2% (0.5%) 0.3% 5.4% (?06 ? ?15 Avg.) ?4-Wall? Margins ~11% ~14% ~12% ~14% ~19% (Pre-Refranchising) Future Unit Growth ~0% ~0% ~0% ~2% ~10%+ (?15A ? ?17E) Ease of Operations???????????? Brand Strength / Differentiation????????? Source: Company filings, Marcato estimates. Multiple ranges based on management disclosures and Cypress Group input (TGI Fridays only). Unit growth 20 estimates shown net of closures, based on Wall Street research.

POOL OF INTERESTED BUYERS NEARLY 30x THE SIZE OF BWLD STORES TO BE SOLD

"The universe of potential buyers is highly acquisitive and scaled: a BWLD refranchising would be an attractive and financeable investment for both existing franchisee operating companies and institutional buyers with proven track records in the industry" – Cypress Group

SIZE OF POTENTIAL BUYERS | 2015 REVENUES ($bn)



$35.0bn
$7.7bn
$27.2bn
~150 most likely to be interested
$7.5bn
$15.9bn
$2.0bn
$60.3bn
Represents 3.7% of the addressable buyer pool
$2.2bn
Top 200 Franchisees Nationally
Smaller Franchisee Operating Companies (~300 below Top 200)
Private Equity & Family Offices
Existing BWLD Franchisees
Total Revenues Managed by Target Potential Buyers
BWLD Refranchising (664 units through 2021 @ $3.25m AUV)

Source: Franchise Times.

Note: Franchisees from Top 200 likely to be interested shown as determined by Cypress Group. Smaller Franchisee Operating Companies assumes 300 such groups averaging ~$25m in revenues each. Private Equity and Family Offices based on $69.5bn of total fund size among top 100 firms seeking exposure to restaurants/consumer space, assuming 8% maximum allocation per investment, and 35% equity / TEV ratio per investment, based on input from Cypress. BWLD franchised system revenues based on 2015 company-owned AUVs, multiplied by the expected number of units to be refranchised by 2021.

MARCATO

21

BWLD?S REFRANCHISING IS A SMALL PORTION OF THE TOTAL FRANCHISED UNIVERSE BWLD?s multi-year refranchising would represent just 1.4% of the estimated $153bn of domestic franchise system sales in 2014 for the top 100 chains DOMESTIC SALES OF FRANCHISE SYSTEMS| 2014/15 REVENUES ($bn) Domestic 131,898 664 Franchised Units $153.1bn $2.2bn Est. Domestic Sales of Top 100 Chains BWLD Refranchising (664 units through 2021 @ $3.25m AUV) Source: GE Capital 2015 Chain Restaurant Industry Review. Franchise system revenues based on 2014 sales per unit, by concept. BWLD franchised system revenues based on 2015 company-owned AUVs, multiplied by the expected number of units to be refranchised by 2021. 22

FRANCHISE INDUSTRY BANK LENDING IS 35x AMOUNT REQUIRED TO FINANCE BWLD REFRANCHSING

"There is more-than-ample lending capacity to finance a BWLD refranchising" – Cypress Group

ESTIMATED CURRENT FRANCHISEE BANK DEBT OUTSTANDING



$68.5bn
Add'l Generalist Lenders
$25.0bn
Top 14 Franchise-Focused Lenders
$43.5bn
$2.1bn
$1.2bn
Est. Current Loans to Franchise Industry
Assumed Gross Proceeds to BWLD
Est. Debt Required for Refranchising (@ 60% LTV)

MARCATO

Source: Cypress Group. Assumptions and calculations for assumed gross proceeds to BWLD detailed on p. 38 of Marcato's 13-D/A filed 8/17/16.

23

INDUSTRY DILIGENCE CONFIRMS A REFRANCHISING IS HIGHLY FEASIBLE Marcato has engaged multiple industry experts, including dedicated investment bankers who specialize in refranchising M&A Experts are consistently confident in BWLD?s ability to refranchise: ?Strong market appetite for refranchised restaurants ?BWLD?s brand is in unique demand for its growth and differentiation ?Deep and experienced universe of potential buyers ?Abundant lending capacity, especially for large-scale transactions ?Sale multiples for refranchised stores likely to be favorable ?Timing expectation of 4-5 years is potentially conservative 24

WE BELIEVE BWLD?S STOCK PRICE COULD RISE BY MORE THAN 2-3x UNDER MARCATO?S PROPOSAL POTENTIAL VALUE CREATION FOR BUFFALO WILD WINGS| 2015A ? 2021E 90% Franchised $475 High: $458 @ 14.5x EBITDA $400 Mid: $402 @ 13.0x EBITDA Low: Status $346 Quo @ 11.5x EBITDA $325 High: $311 @ 10.0x EBITDA $250 Mid: $265 @ 8.5x EBITDA Low: $218 @ 7.0x EBITDA $175 Current: $141 $100 Dec-15 Dec-16 Dec-17 Dec-18 Dec-19 Dec-20 Dec-21 ? Current Current / LTM 2017E 2018E 2019E 2020E 2021E—?21 Franchise 49% 63% 72% 81% 90% 90% +82% Mix EBIT 7.9% 9.8% 11.1% 14.5% 21.1% 26.9% +242% Margin EV/EBITDA 8.1x 13.0x +60% (NTM) Basic Share 18.3 13.7 11.8 8.8 7.0 6.6 (64%) Count Source: Company filings, Bloomberg, Marcato estimates. Market data as of 9/30/16. Status quo case assumes no refranchising and no recapitalization. 25

August 17, 2016

James Damian

Chairman, Board of Directors

Buffalo Wild Wings, Inc.

5500 Wayzata Boulevard, Suite 1600

Minneapolis, MN 55416

James,

As you know, investment funds managed by Marcato Capital Management LP (“Marcato”) currently own securities representing beneficial ownership of 5.2% of the shares outstanding of Buffalo Wild Wings Inc. (the “Company”). It has been two months since we first sat down with management to begin a private dialogue about opportunities to enhance shareholder value. Given the Company’s lackluster analyst day presentation and observable discontent among shareholders and research analysts, we have determined that it is appropriate at this point to share our perspectives with the investment community. Along with this letter, we are filing the analysis that we shared with management at our first meeting in June and hope that research analysts as well as current and prospective shareholders will consider this information and express their views on the subject matter.

I should emphasize that we are exceedingly optimistic about the future of Buffalo Wild Wings. In the crowded and competitive restaurant universe, Buffalo Wild Wings offers an experience that is superior to and highly differentiated from those offered at any of the sports-themed competitors in its markets. The benefits of its national scale, from marketing to purchasing to best practices, will continue to position Buffalo Wild Wings as the preferred destination to experience televised sports outside of the home. In fact, we think the Company’s estimated addressable market of 1,700 units (compared to 1,220 expected by year-end 2016) in the United States and Canada may be far too low and deserves to be revisited.

We also believe, however, that Buffalo Wild Wings must make substantial changes to its business practices if it hopes to reach its full potential both as a company and in terms of shareholder value. Our initial conversations with management focused on the Company’s capital allocation decisions, which we discuss below and detail in our attached analysis. Following months of engagement with the Company, we have come to appreciate that suboptimal capital allocation behavior is symptomatic of a larger organizational deficiency: a tendency to favor gut feel and thematic proclamations without tangible evidence or appropriate analytical support. The management team of Buffalo Wild Wings communicates its strategic and financial rationale to the investment community with inveterate avoidance of specificity. The chronic absence of detail around even the most basic of metrics causes us to question whether the right questions are being asked and answered.

We direct this concern not only toward management, but also toward the Board of Directors whose duty is to oversee, evaluate, and incentivize management in such a way as to ensure that the business is run in shareholders’ best interests. We are committed to doing our part to help the business achieve its full potential. We expect that the necessary changes will include the following:

1)	The introduction of fresh talent at both the Board and management levels. The Company must improve its experience and sophistication in areas of restaurant operations, franchise system development, corporate finance, and capital markets. We are confident that the Board would benefit from adding independent directors with operating experience in the restaurant industry, in particular with a franchised restaurant concept. We note that no current director has direct restaurant operating experience outside of the CEO. We would also stress that any changes to the Board should only be made after consultation with interested shareholders, and we would view any unilateral action to change the composition of the Board as a hostile act of entrenchment.

2)	A greater focus on operational excellence within Buffalo Wild Wings’ core business. The Company must improve in key operational areas such as food quality, price/value perception, speed of service, technology implementation, food cost optimization, and labor engineering – all areas where it is substantially underperforming its potential, and, that if improved, can drastically help restore the Company’s customer value proposition. Efforts to drive “growth” primarily through new unit openings and franchisee acquisitions currently take unwarranted precedence over maximizing same-store sales and restaurant-level margin opportunities at core Buffalo Wild Wings. Over the long-term, neither system growth nor franchisee acquisitions will be able to compensate for a decline in the profitability of the core concept.

3)	Cessation of “emerging brands” growth plans. Buffalo Wild Wings’ continued success is not an inevitability; as such, we believe the Company should remain singularly focused on its largest earnings driver rather than placing wild bets, however small, on hit-or-miss “growth drivers”— particularly those in the highly competitive, non-core, fast casual space. Experiments with new restaurant concepts are distracting management from advancing Buffalo Wild Wings’ core brand. At this point in time, any corporate resources, be they personnel, capital, or attention, would be better allocated to addressing the operational improvement opportunities at core Buffalo Wild Wings.

4)	A profound increase in urgency, follow-through, and accountability. A review of past years’ earnings reports reveals a number of Company “priorities” that have since dragged on without meaningful progress, the most obvious example being

2

the bungled roll out of table-side order and pay functionality. The commentary in the current period regarding the near-term goals for these programs is the same that it was two and three years ago despite the Company having missed its initial execution objectives. Even now, management is content to highlight the opportunity while very little tangible progress has been achieved. This issue is representative of a much larger issue of management’s persistent failure to execute and the Board’s failure to hold management accountable.

5)	An audit of managerial decision tools and a reconciliation of business outcomes as compared to forecasts. Despite frequent assurance from management of the use of DCF- and IRR-based forecasts to approve investments such as remodel campaigns, new unit openings, or acquisitions, our experience with retail and restaurant businesses has taught us that those processes can be highly flawed. We take seriously the tendencies of development staff to reverse-engineer projections to achieve a stated hurdle rate or highlight data with a selection bias to support past decisions. The Board must review past capital investments to ensure that outcomes compare favorably with the underwriting process. We recommend starting with an assessment of the Company’s large franchisee acquisition in 2015, which based on all available data, has been an unmitigated disaster. That such an obviously misguided decision could be made under the guise of rigorous analysis underscores the weaknesses in the Company’s capital allocation processes and need to commit to a disciplined capital allocation program.

The list above speaks to functional changes that will improve business performance. At a higher level, however, there is an intellectual divide that must also be addressed: there is a glaring deficiency of understanding at the Company in how capital deployment relates to shareholder value creation. Yesterday’s announcement of a $300 million share repurchase authorization further highlights this point.

Management self-identifies its objectives to be those of a “growth company” but does not appear to have a clear sense of what that exactly means or how (and if) achieving this poorly defined “growth” objective is best for shareholders. Growth in revenue or earnings simply cannot be evaluated without consideration for the capital deployed in the achievement. This basic principle of corporate finance is tragically underappreciated by the current management team.

Instead, management celebrates consolidated revenue growth without discriminating between revenue derived from growth in royalties from franchisee unit development, same-store sales growth (itself a product of tension between higher price and declining traffic), new company-operated unit growth, and the purchase of units from franchisees. Each of these revenue streams has a radically different margin profile and comes at a radically different capital cost (franchise royalties in particular come at no cost whatsoever). Most importantly, the income derived from each of these different revenue streams receives a radically different value in the market due to its unique degree of capital intensity and predictability. Management and the Board should be solely focused on growing market value per share, determining which types of revenue growth will best deliver that outcome.

3

Additionally, management frequently highlights growth in average unit volumes, but fails to acknowledge that this growth has been accompanied by an increase in per unit construction and pre-opening costs from $840K in 2003 to $2.6M in 2015, leading to a significant decline in the returns on invested capital. We perceive that the pursuit of higher average unit volumes (management’s barometer for “growth”) has led the Company to deploy ever-greater amounts of capital into larger units tailored to more populous, but also more competitive, and more expensive markets. Similarly, remodel costs for the current Stadia program are increasing over prior remodel budgets, and the Company has not articulated the basic return on investment methodology that illustrates why the new remodels are attractive, why the current remodel cost is appropriate, or if similar outcomes could be achieved at a lower cost. Might shareholders and customers alike be better off if capital were instead invested into smaller-format units that, at the expense of lower AUV’s, could profitably succeed in smaller, less competitive markets with lower construction and operating costs, producing higher returns on capital?

Management appears to believe that realizing its identity as a “growth” company means delivering EPS growth of 15% or greater. However, even this statement is made without any design as to how that will be achieved. Beneath the headline, there is no calculus as to how same-store sales, operating margin expansion, franchise vs. company unit growth, franchisee acquisitions, and share repurchases will combine to produce such a result. Just how this earnings goal is achieved, and in particular how much capital is required to achieve it, will dictate the multiple of EPS at which the shares will trade. This is the vital and missing link between earnings creation and shareholder value creation. The apparent lack of sensitivity to this connection is the primary impediment to shareholders earning an attractive return on their investment in the future.

Unfortunately for shareholders, the easiest growth to come by has been the kind that is BOUGHT, requiring the most capital and offering the lowest returns. As same-store sales have decelerated and the law of large numbers has made it difficult for new unit additions to sustain historical revenue growth rates, management has turned to buying in franchisees in its pursuit of “growth.” The large franchisee acquisitions in 2015 were telegraphed to investors, under the pretense of being “opportunistic,” as helping the Company achieve its goal of growing sales and net income. At the same time, the Company did not offer any concrete rationale for why this transaction would create more shareholder value than allowing the units instead to be sold to a third party buyer – an outcome that would have retained the existing high-value franchise royalty stream and avoided a major capital outlay at an excessive and unprecedented multiple, and moreover would have avoided the additional cost and distractions of transaction fees, remodel requirements, regional G&A investments, integration risks, and operational complexity.

Despite the Company’s refusal to disclose key financial metrics of the transaction, it is clear to us that the acquisitions of 2015 were mistakes and would not be approved today if an appropriate methodology were employed. This acquisitive behavior is almost certainly reinforced by an incentive compensation system, designed by the Board, that rewards (if not preconditions) management for maximizing absolute growth in revenue dollars, net income dollars, and store openings – all metrics that fail to acknowledge the capital required to achieve these outcomes and whether the returns on that capital investment are appropriate. In contrast, most other high-performing restaurant companies emphasize metrics more

4

explicitly tied to shareholder value, including operating income (not sales), EPS (not net income), and ROIC and total shareholder return — all of which are absent from management’s incentive compensation design.

We are confident that Buffalo Wild Wings is in a strong position to compete and succeed in the future. However, we believe this opportunity will be squandered if our concerns highlighted here are not addressed with urgency. We look forward to a vigorous discussion of these factors with the Board and management going forward.

Sincerely,

Mick McGuire

CC:

Dale Applequist

Cynthia Davis, Compensation Committee

Michael Johnson, Chairman of Compensation Committee

Warren Mack

Oliver Maggard, Compensation Committee

Jerry Rose

Sally Smith, CEO, President

5

BUFFALO WILD WINGS AUGUST 2016

DISCLAIMER Marcato Capital Management LP (?Marcato?) is an SEC registered investment advisor based in San Francisco, California. Marcato provides investment advisory services to its proprietary private investment funds (collectively, the ?Marcato Funds?). The views expressed in this presentation (the ?Presentation?) represent the opinions of Marcato and/or certain affiliates and the investment funds it manages that hold shares in Buffalo Wild Wings, Inc. (the ?Company?). This Presentation is for informational purposes only, and it does not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person who may receive the Presentation, and should not be taken as advice on the merits of any investment decision. The views expressed in the Presentation represent the opinions of Marcato, and are based on publicly available information and Marcato analyses. Certain financial information and data used in the Presentation have been derived or obtained from filings made with the Securities and Exchange Commission (?SEC?) by the issuer or other companies that Marcato considers comparable. Marcato hasnot sought or obtained consent from any third party to use any statements or information indicated in the Presentation as having been obtained or derived from a third party. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed in the Presentation. Information contained in the Presentation has not been independently verified by Marcato, and Marcato disclaims any and all liability as to the completeness or accuracy of the information and for any omissions of material facts. Marcato disclaims any obligation to correct, update or revise the Presentation or to otherwise provide any additional materials. Neither Marcato nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy, fairness or completeness of the information contained herein and the recipient agrees and acknowledges that it will not rely on any such information. Funds managed by Marcato currently beneficially own, and/or have an economic interest in, shares of the Company. These funds are in the business of trading?buying and selling?securities. Marcato may buy or sell or otherwise change the form or substance of any of its investments in any manner permitted by law and expressly disclaims any obligation to notify any recipient of the Presentation of any such changes. There may be developments in the future that cause funds managed by Marcato to engage in transactions that change the beneficial and/or economic interest in the Company. The Presentation may contain forward-looking statements which reflect Marcato?s views with respect to, among other things, future events and financial performance. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if Marcato?s underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Marcato that thefuture plans, estimates or expectations contemplated will ever be achieved. The securities or investment ideas listed are not presented in order to suggest or show profitability of any or all transactions. There should be no assumption that any specific portfolio securities identified and described in the Presentation were or will be profitable. Under no circumstances is the Presentation to be used or considered as an offer to sell or a solicitation of an offer to buy any security, nor does the Presentation constitute either an offer to sell or a solicitation of an offer to buy any interest in funds managed by Marcato. Any such offer would only be made at the time a qualified offeree receives the Confidential Explanatory Memorandum of such fund. Any investment in the Marcato Funds is speculative and involves substantial risk, including the risk of losing all or substantially all of such investment. This document is the property of Marcato and may not be published or distributed without the express written consent of Marcato. 1

REACTIONS TO BWLD?S ANALYST DAY We have compiled a summary of concerning quotes and presentation slides taken from BWLD?s Analyst Day held on August 16, 2016 BWLD?s executives repeatedly made statements during their remarks that underscore the conceptual shortcomings of their approach to managing the business, such as: ? Poorly-reasoned approach to capital structure and capital allocation, including a misunderstanding of how and why these should be optimized to create maximum value ? Qualitative outlooks for future performance that remain unsupported by numbers or timelines that would otherwise enable verification and accountability over time ? Generally unempirical approach to business planning and analysis The following slides represent only a small sampling of examples that are indicative of management?s opaque approach to shareholder communication, and as such we encourage shareholders to independently review BWLD?s Analyst Day presentation and transcript for additional examples of the themes described It is particularly concerning to us that the Board of Directors did not apply sufficient scrutiny to the Analyst Day materials prior to their dissemination As an appendix, we are also including two slides first shared publicly in our 13-D/A filed August 17, 2016, which reflect our views on an appropriately methodical capital allocation policy ? Marcato is committed to ensuring a comparable plan is implemented at Buffalo Wild Wings 2

BWLD'S 'CAPITAL PRIORITIES' HIGHLIGHT POOR UNDERSTANDING OF CAPITAL ALLOCATION

OUR CAPITAL PRIORITIES

BALANCED ALLOCATION STRATEGY FOCUSED ON THREE KEY PRIORITIES:

Growth	Shareholder Return	Stakeholder Value

"The amount of free cash flow…that we are generating allows us to enhance our capital strategy guided by three key priorities:

*-First, growth. We will **maintain a balance sheet that provides us with financial flexibility to continue to pursue growth opportunities for the business**, whether capital or **G&A** spend, and these include investing in both U.S. and **international growth**… **advancing technology to improve our fan experience**…[and] **evaluating our menu items as tastes and trends in food continue to evolve***

-Second…returning capital , meaningful capital, to our shareholders…

*-Third, stakeholder value. We will continue to **serve our fans and our communities,…our franchisees and our team members**"*

*"We believe **we have the right combination of growth and shareholder return**"*

MARCATO'S OBSERVATIONS

- The trade-off between "growth" and "shareholder return" is a false choice. All options should be evaluated through the lens of return on investment and shareholder value creation
- The Company emphasizes balance sheet flexibility but almost none of the examples require capital investment (highlighted in red). Only North America growth—more specifically, growth or remodel investments in company-operated units in North America—will require an allocation of operating cash flow or use of the balance sheet. Nearly all of these 'growth' investments are funded through the income statement, not the capital budget!
- "Stakeholder Value" is not a use of capital. What are the capital requirements for serving fans, communities, and team members?

MARCATO

Source: BWLD 2016 Analyst Day, slide 19.

3

BWLD'S "COMPREHENSIVE" PLAN IS INCOMPLETE AND INCONSISTENT

OUR CAPITAL STRATEGY

RETURN EXCESS CASH TO SHAREHOLDERS BY:

Leverage Target of 1.5x Debt/EBITDA*	Increase LOC Capacity to $500M, Evaluate Term Financing	Additional $300M Share Repurchase Authorization	Evaluate Initiation of Cash Dividend for 2017

"Our Board and management team has added another way to create value for our shareholders with a ***comprehensive capital plan****"*

"[W]e benchmarked ourselves versus peers and ***the median for book debt is 1.3x debt-to-EBITDA****"*

*"****[W]e've targeted a leverage ratio of 1.5x debt-to-EBITDA, which is in line with our industry peers****."*

"I'm pleased to announce today that ***our Board has authorized an additional $300 million share repurchase, bringing our total share repurchase authorization to $375 [million]****"*

*"****[We] will be consistent and opportunistic*** *in our share repurchases"*

MARCATO'S OBSERVATIONS

- Problem #1: BWLD's leverage benchmarking refers explicitly to gross debt while financially sophisticated observers nearly universally consider *net debt* with respect to capital structure decisions
- Problem #2: When will this leverage target be achieved? Shouldn't a "comprehensive" capital plan articulate a timeline for achieving the stated leverage target?
- Problem #3: There is no guidance as to timeline or method for executing the $375m of authorized repurchases
- Problem #4: The math does not work. Using consensus EBITDA of ~$310/$350m for 2016/2017, current net debt of $85m, and expected free cash flow of ~$40m in 2H 2016 and ~$130 in 2017, BWLD would need to return $420m in 2H 2016 or $610m by year-end 2017 to reach its stated leverage target—well in excess of the new authorization

MARCATO
Source: BWLD 2016 Analyst Day, slide 20. Consensus estimates from Bloomberg.

4

EARNINGS TARGET LACKS IMPORTANT EXPLANATION FOR HOW IT WILL BE ACHIEVED

EPS TARGET

15%

EARNINGS PER SHARE GROWTH

*"We have shared previously that we expect to deliver **earnings per share growth of 15% or more on an annual basis**"*

*"We will drive our earnings per share growth as we have before through **unit growth, driving sales, continuous improvement on cost and expenses, and share repurchases**"*

MARCATO'S OBSERVATIONS

- What time period does this EPS objective refer to? 1-year? 5-year? Eternity?
- How much growth will come from organic initiatives, such as same-store sales growth and expense savings?
- What amount of capital will be deployed through store openings, acquisitions, and share repurchases that will drive the remainder of expected growth?
- We believe the absence of any quantifiable information for how this target will be achieved is highly problematic—either it betrays an underutilization of basic business forecasting tools to estimate the reasonable composition of EPS growth; or it highlights management's misunderstanding of the implications for shareholder value that would result from different sources of EPS growth; or possibly both

Source: BWLD 2016 Analyst Day, slide 29.

MARCATO 5

CAPITAL BENCHMARKING BASED ON SELECTED PEERS MAKES LITTLE SENSE


CAPITALBENCHMARKING
Last Three Fiscal Years
Median
CapEx
Repurchase 31%
Dividend 3%
250%
200%
150%
100%
50%
0%
% of Cash From Operations
CapEx Repurchases Dividends
Source: Company filings.

"***As we continually evolve our capital plan, we also benchmark ourselves against how others in the industry and others with a similar ownership mix are deploying their capital***"

"*The median for share repurchase over [the last 3 years] is 31% and the median for dividends over the same period is 3% for our peer group. We currently have a $200 million line of credit that allows us the flexibility to pursue strategic growth opportunities as well as consistent and opportunistic share repurchases*"

"***Our success in growing our business has brought us to the point where our stores are generating cash flow in excess of what is required for growth and strategic initiatives*** *and we are committed to returning excess cash to shareholders*"

MARCATO'S OBSERVATIONS

- BWLD's Capital Benchmarking "analysis" has numerous obvious analytical failures:
  - Peers with a substantially higher mix of company-owned stores than BWLD's will have inherently higher capital intensity and, similarly, pure franchise models will have virtually zero maintenance capital requirements
  - Certain concepts operated by these peers are nearly saturated, while others have unit growth runway remaining
  - The 3-year time frame is arbitrary and fails to consider whether peers were operating at, above, or below each of their respective optimal leverage levels over the measurement period
  - Share repurchases are a function of relative ROI of each peers' investment options, including the degree to which their stock was undervalued, which would have varied widely across the time period and sample set
- Capital deployment should reflect the unique capital needs and investment opportunities of a given business, not what 'peers' who confront their own distinct considerations for creating value are doing

MARCATO
Source: BWLD 2016 Analyst Day, slide 17.
6

FRAMEWORK FOR NEW STORE OPENINGS IS VAGUE DESPITE INSISTENCE OF "RIGOR"

NRO DUE DILIGENCE DEVELOPMENT

- ✓ Disciplined and rigorous process
- ✓ Financial analysis
- ✓ Population
- ✓ Trade area analysis
- ✓ Impact on existing restaurants

*"[A]s we assess our company new restaurant opening opportunities, we go through a very rigorous analysis and diligent process. **We…apply the principles of capital allocation** discussed by Sally when we're looking at restaurant development"*

*"**It is a rigorous, rigorous process that we go through**. We look at demographics. We look at markets, We look at trade areas. We look at specific sites within that market, ingress, egress, parking. We review the actual restaurant layout for each site. **And of course, we go through a very rigorous financial analysis. A member of our FP&A department attends every meeting**. And if a restaurant doesn't meet all of our criteria, it's not approved"*

*"**We're not going to get into specifics today about exact targets that we use internally**"*

MARCATO'S OBSERVATIONS

- Management's repeated assurance of rigor in its capital deployment decisions for new restaurant openings does not, in fact, prove the existence or sufficiency of such rigor
- It ought to be a universally-understood assumption, not an impressive credential, that all real estate investments should only be made upon examining the unique features of a property as well as expected financial returns
- The slide shown above is merely a list of general considerations and does nothing to quell our serious doubts of whether appropriately "rigorous" analysis is being employed when thinking through these issues
- Shareholders have a right to know more about these processes, what specific financial targets are being used, and by what calculations BWLD's recent concerning capital decisions have achieved those targets

MARCATO Source: BWLD 2016 Analyst Day, slide 51.

7

CONSISTENT AVOIDANCE OF CONCRETE TARGETS WHILE REAFFIRMING "CONFIDENCE"


RESTAURANT-LEVEL CASHFLOW
NORTH AMERICA
TOP OPPORTUNITIES
OPEX
COGS
Labor

*"**We're confident that we'll get to the 20% restaurant-level cash flow** that we have historically seen. Our starting point is the **leverage that comes from positive same-store sales**"*

*"We have **opportunities to centralize the monitoring of our invoices and believe we can get some leverage here** as well as **leveraging our vendor partnerships**. We're in the process of creating tools for expense controls at the restaurant level"*

*"From a COGS perspective, **we believe that we can leverage our purchasing power with volume discounts on alcohol**…We're working on automated **tools to reduce our waste**"*

*"We're working on **improving our [labor] productivity, consistently adjusting our labor-to-sales trends** and using our Captain hours more efficiently and effectively"*

MARCATO'S OBSERVATIONS

- BWLD's "top priorities" for expense control at the restaurant level reflect every broad expense category. This level of generality demonstrates a lack of focus and prioritization in targeting opportunities for efficiency
- Management's stated confidence of achieving 20% restaurant-level margins is not supported by numerical detail. What is the magnitude of opportunity in each area, the timeline for achieving any improvement, the cost required, the individuals responsible, or the process by which these opportunities will be assessed? Without answers to these questions, how can BWLD target a 20% margin goal?
- BWLD confuses margin improvement from leverage as sales growth resumes with actual expense savings from active management of the cost structure to *improve* on current dollar expense levels

MARCATO
Source: BWLD 2016 Analyst Day, slide 106.

8

EXPECTATIONS OF FUTURE PROFIT IMPROVEMENT NEITHER EXPLAINED NOR COMMITTED TO



COMMODITYOUTLOOK
SUPPLY CHAIN
CHICKEN BREAST
WINGS
ALCOHOL
SOYBEAN OIL
CHEESE
POTATOES
SHORTENING

*"**[W]e are well positioned to take advantage of continued softness in commodity markets in 2017**. As we work to mitigate our commodity exposure in 2017, **we expect to have all our major commodities booked at lower levels in 2016**"*

"For example, we've booked all of our soybean oil needs for 2017 at lower levels than 2016, some 13% lower than we did the previous year. Soybean oil makes up the basis for all of our sauces and dressing"

"We do expect to see draft beer and bottled beer increase 3.5% to 5% next year. The industry has benefited as brewers have held prices steady for the past 2 years. We expect that favorable commodity positions in all of our other parts of the commodity basket will help to offset any impact this would be"

MARCATO'S OBSERVATIONS

- Despite the title of the slide being "Commodity Outlook," the above slide is merely a list of names and images of commodities, and fails to describe how the confluence of changing input prices will impact future margins, and on what timeframe shareholders can expect to see this flow through the P&L
- Apart from chicken wings, beer, and soybean oil, no numerical outlook or cost expectation was provided at BWLD's Analyst Day, betraying the title of the slide, which promised an "outlook" across the COGS basket
- Sauces, traditional wings, and alcohol account for approximately half of BWLD's COGS mix—what is the outlook for the remaining buckets? If the company "expects to have all major commodities booked at lower levels in 2016" then it should be able to quantify the impact to margin informing that expectation, holding all else equal

MARCATO Source: BWLD 2016 Analyst Day, slide 116.

9

INABILITY TO EFFECTIVELY COMMUNICATE A COHERENT MARKETING STRATEGY


BROADERLENS
MARKETING
OUR CORE AUDIENCE
UNIVERSE OF SPORTS FANS

*"[W]e felt we had a greater purpose. **And we found that in the universe of sports fans that are out there, a segment that is 6x larger than our MVP target. And while sports is important to us, there wouldn't be any sports if there weren't sports fans. So fans really is the most important part for us**"*

*"**So if we start to take a look at our guests and we transform to more of a fan mentality, what does that look like? It looks like a much larger world is what it looks like**. We move from this transactional relationship with a guest to an emotional relationship with a fan"*

"We move our brand the longest 18 inches that there is in business, from the head to the heart, and every brand wants to be here"

MARCATO'S OBSERVATIONS

- BWLD's marketing strategy is an ambiguous collection of specious soundbites that, in fact, make little sense to thoughtful observers and fail to connect in any clear way to the functional goals of the operating business
- Is there a source for this 'analysis,' or any quantifiable data at all? How exactly is this 'universe of sports fans' being calculated? How is the core audience being defined and quantified? Is this theory, in fact, consistent with observable credit card data of existing customers?
- Why does BWLD's marketing team appear to only now be expanding its customer focus to the "broader" universe of sports fans?
- What does this translate to in terms of tangible action items? Dollar spend, media format, demographic targeting? What is the anticipated ROI potential and over what measurement period? Are there examples of focus groups or test markets that might demonstrate any empirical research to support these statements?

MARCATO Source: BWLD 2016 Analyst Day, slide 127.

10

"MOST FREQUENTLY-VISITING GUESTS CONTRIBUTE MOST TO SALES"—IS THAT AN INSIGHT?


LOYALTYUPDATE
60%
40%
20%
0%
Share of Members
Share of Revenue
GUEST LEVEL DATA = INSIGHTS
Loyalty Guests who visit 15+ times annually represent 15% of the member-base while contributing to 46% of the revenue generated.
Annual Visit Segment
1-4 Visits
5-9 Visits
10-14 Visits
15+ Visits

*"Really talking about building frequency, getting people back into the restaurant more, **you can see how that's working through the loyalty program. And when we roll this nationally, it's going to have a huge effect on sales**"*

MARCATO'S OBSERVATIONS

- The above chart strikes us as analytically flawed: while "Share of Members" adds up to ~100%, "Share of Revenue" only adds up to 79% – is this accurate?
- That BWLD's highest-frequency customers account for an outsized share of sales strikes us as intuitive, leading us to wonder why management charitably deems such data as "insights"
- BWLD claims that this data will help drive traffic, yet this data merely reveals a basic spending pattern of people who are *already visiting Buffalo Wild Wings*. It does not inform increasing frequency or attracting new guests
- Despite the insistence that "you can see how that's working," we genuinely fail to understand how the chart above reveals anything useful about BWLD's customers that could possibly "have a huge effect on sales"

MARCATO Source: BWLD 2016 Analyst Day, slide 140.
11

DISCONNECT BETWEEN MANAGEMENT INITIATIVES AND ECONOMIC BENEFITS


LOYALTYUPDATE
% of Beer Purchases
% Loyal to a Single Brand
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
% of Guests
% of Quantity
% of Guests
% of Quantity
INSIGHTS ON BEER PURCHASES
10% of loyalty guests who purchase beer represent 54% of the beer purchases (via loyalty)
The same top 10% of beer purchasers order the same brand 80% of the time (where a significant majority order U.S. domestic beer)

"Beer insights are also important. And you can see that ***[the top] 10% of the beer purchasers order the same brand 80% of the time***"

"But when you have 30 brands on tap on average within our restaurants, ***you want them to explore. You want them to go crazy. You want them to try things they haven't otherwise tried***"

"So what you want to do is you want to build and train them to check out what our featured beers are, whatever you might normally not try. ***We want you to expand your experience within Buffalo Wild Wings. Loyalty allows us to incent people to do that***"

MARCATO'S OBSERVATIONS

- Craft offerings tend to have higher price points and lower gross margins than traditional domestic beers
- The growth of craft beer has led to consumers trading higher volumes of lower-price domestic beers for fewer orders of craft per visit: the main factor that management cited for the decline in alcohol as a percentage of BWLD's total sales
- Incentivizing customers to shift towards craft may lower both volumes & profit dollars
- Shifting top volume customers into greater variety means keeping broader inventory in-store with slower turnover of core products, which could adversely affect margins
- We are concerned that BWLD is attempting to influence customer behavior without a clear connection to economic consequences

MARCATO
Source: BWLD 2016 Analyst Day, slide 142.

12

Appendix: Marcato?s Recommended Capital Allocation Framework 13

CAPITAL ALLOCATION BEST PRACTICES Buffalo Wild Wings needs to be disciplined in how it allocates its capital and focus on risk-adjusted returns relative to both its cost of capital as well as all other alternatives Forecast long-term growth and return targets; STEP 1 Establish valuation based on business plan Establish credit characteristics and liquidity objectives, STEP 2 and adjust debt/cash as indicated STEP 3 Fund maintenance capex Allocate excess capital to highest risk-adjusted return STEP 4 alternative that exceeds cost of capital Acquisition of New Return Capital Reduce Debt Acquisition of Franchise New Company- to / Build Cash Franchisees Growth Concepts Owned Stores Shareholders Balance High Risk Low Risk Source: BWLD 13-D/A filed 8/17/16. 14

COMPANY SHOULD FOCUS ON ***RISK-ADJUSTED*** RETURNS

BWLD should cease investing in high risk initiatives that have earned low returns

High Risk

Acquisition of New Concepts	• Inherent difficulty "handicapping" future success given constantly-changing consumer tastes • Restaurant space is highly competitive, especially for untested concepts
Acquisition of Franchisees	• Risk of paying a significant premium to replacement cost, which dilutes ROI • Creates additional operational complexity (G&A, regional oversight)
Organic Store Growth	• Company owned store growth higher risk due to greater capital intensity and volatility • Franchise growth yields highest incremental returns and valued highest by market
Business Model Enhancement	• Incremental investments behind teams to accelerate international expansion as well as improvements in operations, franchisee relations, customer experience and the brand • Potential to drive traffic, but must be supported by metrics that track tangible results
Return Capital to Shareholders	• Share repurchases are most attractive and accretive when shares trade below fair value • Dividends provide an alternative when IRR on share repurchases is less compelling
Reduce Debt / Build Cash Balance	• Lowest risk, but also lowest-returning option • Not recommended given BWLD's already overly-conservative capital structure

Low Risk

MARCATO Source: BWLD 13-D/A filed 8/17/16.

15

BUFFALO WILD WINGS JUNE 2016

DISCLAIMER Marcato Capital Management LP (?Marcato?) is an SEC registered investment advisor based in San Francisco, California. Marcato provides investment advisory services to its proprietary private investment funds (collectively, the ?Marcato Funds?). The views expressed in this presentation (the ?Presentation?) represent the opinions of Marcato and/or certain affiliates and the investment funds it manages that hold shares in Buffalo Wild Wings, Inc. (the ?Company?). This Presentation is for informational purposes only, and it does not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person who may receive the Presentation, and should not be taken as advice on the merits of any investment decision. The views expressed in the Presentation represent the opinions of Marcato, and are based on publicly available information and Marcato analyses. Certain financial information and data used in the Presentation have been derived or obtained from filings made with the Securities and Exchange Commission (?SEC?) by the issuer or other companies that Marcato considers comparable. Marcato hasnot sought or obtained consent from any third party to use any statements or information indicated in the Presentation as having been obtained or derived from a third party. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed in the Presentation. Information contained in the Presentation has not been independently verified by Marcato, and Marcato disclaims any and all liability as to the completeness or accuracy of the information and for any omissions of material facts. Marcato disclaims any obligation to correct, update or revise the Presentation or to otherwise provide any additional materials. Neither Marcato nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy, fairness or completeness of the information contained herein and the recipient agrees and acknowledges that it will not rely on any such information. Funds managed by Marcato currently beneficially own, and/or have an economic interest in, shares of the Company. These funds are in the business of trading?buying and selling?securities. Marcato may buy or sell or otherwise change the form or substance of any of its investments in any manner permitted by law and expressly disclaims any obligation to notify any recipient of the Presentation of any such changes. There may be developments in the future that cause funds managed by Marcato to engage in transactions that change the beneficial and/or economic interest in the Company. The Presentation may contain forward-looking statements which reflect Marcato?s views with respect to, among other things, future events and financial performance. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if Marcato?s underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Marcato that thefuture plans, estimates or expectations contemplated will ever be achieved. The securities or investment ideas listed are not presented in order to suggest or show profitability of any or all transactions. There should be no assumption that any specific portfolio securities identified and described in the Presentation were or will be profitable. Under no circumstances is the Presentation to be used or considered as an offer to sell or a solicitation of an offer to buy any security, nor does the Presentation constitute either an offer to sell or a solicitation of an offer to buy any interest in funds managed by Marcato. Any such offer would only be made at the time a qualified offeree receives the Confidential Explanatory Memorandum of such fund. Any investment in the Marcato Funds is speculative and involves substantial risk, including the risk of losing all or substantially all of such investment. This document is the property of Marcato and may not be published or distributed without the express written consent of Marcato. 1

I. Introduction 2

WHY WE INVESTED IN BUFFALO WILD WINGS Buffalo Wild Wings? core restaurant business is a proven, differentiated concept that generates strong cash flow with continued system growth potential Significant share price underperformance driven by declining same-store sales and recent store repurchases that earn a return below Buffalo Wild Wings? cost of capital Opportunity to create substantial shareholder value by: 1) Transitioning to a 90% franchised model which we believe will improve returns and valuation multiple 2) Accelerating international franchise growth 3) Improving 4-wall margins with increased focus on unit economics 4) Committing publicly to a disciplined capital allocation plan and optimizing BWLD?s capital structure through an appropriate use of leverage 5) Aligning executive compensation with returns on invested capital and total shareholder return 3

II. A Review of Buffalo Wild Wings 4

RECENT SHARE PRICE UNDERPERFORMANCE 5-YEAR TOTAL SHAREHOLDER RETURN LAST 9 MONTHS TOTAL SHAREHOLDER RETURN 10/28/15: 275% 25% Q3?15 earnings miss on SSS, EPS headwinds due to higher D&A & margin dilution from franchisee acquisitions (labor, low sales, training) Guided to ?single digit? net earnings growth in 225% 15% FY?15 and 20% in FY?16 Shares fell ~17% 175% 5% +150% +148% (1%) 125% (5%) 75% (15%) 25% (25%) (28%) (25%) (35%) Jun-11 Jun-12 Jun-13 Jun-14 Jun-15 Jun-16 Sep-15 Oct-15 Dec-15 Jan-16 Mar-16 Apr-16 Jun-16 S&P 600 Restaurants Index S&P 600 Restaurants Index Source: Company filings, CapitalIQ, Bloomberg. Market data as of 6/13/16. 5

GROWTH, PROFITABILITY, AND CAPITAL ALLOCATION DRIVE BWLD?S MULTIPLE Multiple compression driven by growth deceleration, margin compression, and store repurchases that earn a return below BWLD?s cost of capital 1 WEAK RECENT SAME-STORE SALES GROWTH EV / EBITDA (NTM) MULTIPLE 9% 9% 8% 6% 7% 7% 6% 6% 5% 6% 5% 6% 6% Avg.: 5.1% 1% 4% 5% 4% 4% 4% 2% 13x (2%) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 2011 2012 2013 2014 2015 ?16 Traffic, Mix & Other Menu Price Adjustments 11x 2 RISING LABOR & WING COSTS Avg.: 9.5x $265k $2.25 $245k $2.00 $1.75 9x $225k 8.5x $1.50 $205k $1.25 $185k $1.00 2011 2012 2013 2014 2015 2016 Labor Cost per Avg. Company-Owned Store Wing Costs ($/lb.) 7x 3 QUESTIONABLE CAPITAL ALLOCATION DECISIONS Infinite 8.8% 6.5% ? 5x Jun-11 Jun-12 Jun-13 Jun-14 Jun-15 Jun-16 New New Company- Franchisee New Concept Franchised Store Owned Store Acquisition Acquisition 5-year average Estimated ?excess? returns on incremental capital, post-G&A, maint. capex & taxes Source: Company filings, CapitalIQ, Bloomberg. Market data as of 6/13/16. 6 Note: BWLD?s current cost of capital is approximately 9.5%

1 COMPANY-OWNED SAME-STORE SALES GROWTH Recent same-store sales growth has been below BWLD?s 10-year average of 5.3% BWLD?s indexed menu price adjustments have increased 36% over the past 10 years, implying a 3.1% CAGR 10 YEAR SAME-STORE SALES GROWTH COMPOSITION Menu Prices: +36% 13% CPI: +19% 12% 9% 9% 9% 8% 8% 8% 8% 8% 8% 7% 7% 6% 7% 6% 6% 6% 6% 6% 6% 5% 5% Avg.: 5.3% 1% 4% 5% 5% 4% 4% 4% 3% 4% 2% 3% 1% 3% 3% 0% (0%) (0%) (2%) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 ?16 Menu Price Adjustments Traffic, Mix & Other Indexed Menu Prices Source: Company filings, Bureau of Labor Statistics. Note: CPI (All-Urban Consumers) increased 19% from March 2006 to March 2016 (1.8% CAGR), compared to BWLD?s indexed menu price increases of 36% (3.1% CAGR). 7

2 PRICING ?WALL? + HIGHER COSTS = EXPECTED FUTURE MARGIN COMPRESSION ?Our pricing in November [2015] really tried to price in some of the labor costs that we anticipate and that are happeningbut if you?re not going to add some price with, whether it?s minimum wage, whether it?s overtimeyou are going to have to get it somewhere.? ? Sally Smith, Buffalo Wild Wings CEO and President, Bernstein Strategic Decisions Conference June 2016 8

3 QUESTIONS SURROUNDING CAPITAL ALLOCATION ESTIMATED ACQUISITION COST PER RESTAURANT | 2011 ? 2016 Total Acquisition $33.7m $43.6m $4.3m $30.5 $205.2m Expense No. of Restaurants Acquired: —Existing BWW 18 18 3 13 54 —Existing R Taco ? ? ? 2 1 —BWW under ? ? ? ? 4 Construction $3,478(1) Purchase Price includes Majority Stake in Rusty Taco Avg. Replacement $2,421 Cost: $2,300 $2,033 $1,875 $1,432 2011 2012 2013 2014 2015 Avg. Purchase Price per Company-Operated Restaurant BWLD?s franchisee acquisitions in 2015 valued acquired stores ~80% above prior four-year average and ~50% above replacement cost Source: Company filings, MCM estimates. Franchise rights for Rusty Taco included in purchase price. 2014 calculation assumes full ownership of all restaurants acquired. (1) 2015 acquisition included franchise rights of $99m. 9

3 QUESTIONS SURROUNDING CAPITAL ALLOCATION (CONT'D)

- Despite remaining relatively stable from 2009 – 2014, BWLD's returns on average invested capital have declined significantly over the past ten years
- BWLD's ROIC in 2015 represented the most significant year-over-year decline in ten years, reflecting the dilutive impacts of 1) higher capital intensity of company-owned stores and 2) dilutive franchisee acquisitions

HISTORICAL RETURNS ON INVESTED CAPITAL


32.0%
29.3%
25.1%
22.0%
23.0%
23.4%
19.4%
19.5%
22.5%
17.4%
13.6%
13.6%
13.4%
12.5%
13.1%
13.6%
12.0%
12.0%
13.5%
11.5%
Δ '06 – '15
(1,460 bps)
(207 bps)
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
ROIC - Excluding Capitalization of Operating Leases
ROIC - Including Capitalization of Operating Leases

	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015
Franchise Mix	68%	67%	65%	64%	65%	61%	57%	56%	55%	49%

Source: Company filings, MCM estimates.
Note: ROIC calculated as tax-affected EBIT (at reported effective tax rates), divided by the average invested capital over each annual period. Invested capital calculated as the sum of total long-term debt and capital leases and total equity, less cash and cash equivalents and marketable securities, as of year-end. Capitalization of future operating leases assumes approximate pre-tax cost of debt of 4.5%, equivalent to ~8-9x average lease expense.

MARCATO
10

3 QUESTIONS SURROUNDING CAPITAL ALLOCATION (CONT?D) Sell side analysts are also concerned about capital allocation decisions ANALYSTS SEE SUPERIOR ALTERNATIVES FOR CAPITAL AND PREFER TO AVOID HIGH-RISK GROWTH INITIATIVES ?We?d like to see FCF funneled ?[W]e are less enthusiastic about toward buybacks and not future Buffalo Wild Wings? emerging franchisee acquisitions.? brand strategy of acquiring and ? Brian Bittner, Oppenheimer, June 2016 growing other concepts.We are concerned Buffalo Wild Wings is bound to waste both time and capital? ? Andrew Charles, Cowen & Co., April 2015 11

III. Marcato’s Proposal 12

A MULTI-LEVEL PLAN TO CREATE VALUE FOR BWLD SHAREHOLDERS A. FRANCHISING Sell stores to new and existing franchisees to unlock capital currently earning STRATEGY sub-optimal returns Target 90% mix of franchised stores by 2020 Invest in resources to accelerate international franchise growth B. REINVIGORATE Engage operational consultants to revitalize same-store sales growth and CORE BUSINESS refocus on the company?s historically successful core brand and value proposition New restaurant concepts are a distraction for management and for investors: focus on the core business C. ESTABLISH Articulate a strategy for future capital deployment based on returns and EXPLICIT CAPITAL profitability in combination with aggregate dollar growth ALLOCATION Considerations include current excess capital in the business as well as future STRATEGY free cash flow generation Target an appropriate mix of debt and equity D. REALIGN Management compensation should be restructured to incentivize returns on MANAGEMENT capital and per-share value rather than top-line growth or profit dollars INCENTIVES 13

A. Franchising Strategy 14

Franchising
Operations
Capital Framework
Incentives

FRANCHISE BUSINESSES COMMAND HIGHER MULTIPLES

- Even with fewer "high growth" concepts in the category, restaurants with 70+% franchise mixes trade categorically higher than less-franchised peers
- BWLD is one of the few peers "in the middle", and could trade at a much higher multiple given its strong growth potential if it increased its franchise mix

↑ Franchise Mix
=
↑ Margin
=
↑ ROIC
=
↑ Multiple


< 30% Franchised
L: 5.0x M: 8.6x H: 11.6x
30 - 70% Franchised
L: 7.6x M: 8.5x H: 13.0x
>70% Franchised
L: 10.3x M: 13.7x H: 18.2x
EV / EBITDA (NTM)
19.0x
17.5x
16.0x
14.5x
13.0x
11.5x
10.0x
8.5x
7.0x
5.5x
4.0x
% Franchised
–
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
DPZ
QSR
PLKI
PZZA
DNKN
MCD
WEN
PNRA
JACK
DENN
SONC
DIN
CBRL
TXRH
PNRA (4/15/15)(1)
PLAY
DRI
CAKE
BJRI
EAT
BLMN
RRGB
RT
≤ 5% EBITDA growth ('16-'17E)
5-9% EBITDA growth ('16-'17E)
9+% EBITDA growth ('16-'17E)

Source: Company filings, CapitalIQ. Market data as of 6/13/16. EBITDA multiples shown on an "NTM" basis, based on Wall Street consensus estimates.
(1) On April 15, 2015, Panera announced that it had made significant progress on its earlier goal of refranchising 50-150 stores in 2015, as well as achieving G&A savings. The Company announced an increased share repurchase program of $750m, with $500m to be executed in the remainder of 2015, funded from cash flow and $500m of new debt as well as proceeds from the sale of company-owned stores to franchisees. Panera cited its engagement in constructive dialogue with Luxor Capital Group, LP.

MARCATO

15

Franchising Operations NOT ALL EARNINGS GROWTH IS CREATED EQUAL Capital Framework Incentives For a given level of expected earnings growth, the ? expected returns on capital drive the multiple placed High Multiple on those earnings Franchising + High Growth While investments that drive more rapid growth command high multiples, such investments often come with execution risk, as well as sub-optimal long-term return characteristics whose valuations will Franchisee acquisitions compress as earnings growth slows at premium Opening multiples Company-owned ? Buying franchisees and building stores can create stores earnings growth, but are also capital intensive and ??? operationally complex Franchising + Low Growth Alternatively, expansion through franchising requires Growth without little to no capital and transfers execution risk to high returns operating partners deserves a low ? While earnings are lower through franchising, the multiple returns are substantially higher, especially on a risk adjusted basis ? BWLD could be rewarded with a high multiple Low absent any system unit growth Multiple ? We believe that BWLD?s multiple could expand Low High ROIC ROIC even more substantially from today?s levels if its intended growth were achieved without its current level of capital intensity 16 16

Franchising Operations A FRANCHISE MODEL PROVIDES SIGNIFICANT ECONOMIC BENEFITS Capital Framework Incentives BWLD?s franchise operation = a high margin royalty stream that grows without capital Restaurant Operator Restaurant Franchisor Contribution Margins Mid-teens 70%+ Earnings Sensitivity to High Minimal Changes in SSS Effect of Cost Inflation Pressures Margins ? Franchise Fees Maintenance CapEx High None Unit Growth Capital Intensive Requires No Capital 17

Franchising Operations GROWTH AS A FRANCHISOR IS MORE STABLE, PROFITABLE, AND CAPITAL-EFFICIENT Capital Framework Incentives System growth is significantly less capital intensive Profits are more stable because brand royalty streams are a percentage of revenue as opposed to operating cash flow Corporate overhead is lower for a more scalable operating platform Allows management to focus exclusively on strategic brand development Partners with local market expertise and ?skin in the game? are best equipped to drive expansion in new regions and internationally 18

Franchising Operations FRANCHISING TODAY CAN DE-RISK LABOR COST HEADWINDS Capital Framework Incentives As a percentage of sales, labor costs are the only level of BWLD?s restaurant-level expenses to have increased over the last decade We believe that steeper increases in future labor costs can be avoided by converting BWLD to a predominantly-franchised company The impact to margins from cost inflation has historically been offset by consistent menu price adjustments, which may not be sufficient or feasible in the future COMPOSITION OF RESTAURANT-LEVEL COSTS AS % OF SALES ?4-Wall? 14.9% 15.9% 16.1% 17.5% 17.6% 18.4% 20.2% 18.2% 18.4% 19.4% 18.6% 18.8% Margin ?05—Q1?16 LTM Change 7.6% 7.1% 6.8% 6.6% 6.6% 6.6% 5.6% 5.8% 5.5% 5.5% 5.6% (206 bps) 6.1% 16.0% 16.6% 16.4% 15.9% 15.6% 14.7% 14.7% 14.7% 14.6% 14.7% (131 bps) 16.0% 15.3% 29.8% 29.5% 30.0% 30.2% 30.0% 30.0% 30.4% 31.7% 31.5% +166 bps 30.1% 30.1% 31.2% 31.6% 30.8% 30.8% 29.8% 30.2% 29.0% 28.3% 31.5% 30.7% 29.1% 29.6% 29.5% (214 bps) 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Q1’16 LTM Cost of Sales Labor Operating Occupancy Source: Company filings. Operating expense includes advertising and marketing, repair and maintenance, and entertainment expense. 19

Franchising Operations SIGNIFICANT OPPORTUNITY TO GROW INTERNATIONALLY THROUGH FRANCHISING Capital Framework Incentives NON-US & CANADA UNITS AS A % OF TOTAL SYSTEM Among peers with any international presence, BWLD has 57% 59% the lowest percentage of its system outside of the U.S. and Canada ? The broader peer set has an 43% average international system 40% mix of ~14% Buffalo Wild Wings announced its 31% first development agreements outside the United States & 22% Canada in July 2012 21% ? 22 Middle East locations over 6 15% years 7% ? 4 Puerto Rico locations over 4 6% 6% years 5% 1% 2% 2% 3% 0% 0% 0% 0% 0% 0% 0% Nearly 4 years later, BWLD?s footprint includes just 2 stores in Saudi Arabia & UAE Due to the efficiencies of scale, management oversight & capital from international franchising, BWLD should accelerate its effort to grow internationally Source: Company filings. International units refer to units outside of Canada & US territories. MCD & WEN shown as of 12/31/15. 20

Franchising
Operations
Capital Framework
Incentives

INTERNATIONAL OPPORTUNITY CREATES SIGNIFICANT LONG-TERM VALUE

ILLUSTRATIVE FINANCIAL IMPACT OF INTERNATIONAL EXPANSION

($ in thousands, unless otherwise noted)	~3% Royalty	~5% Royalty
International Unit Potential	**400**	**400**
Weekly AUVs per Unit (000s)	$64.1	$64.1
(x) Weeks per Year	52 weeks	52 weeks
Potential System Sales	**$1,333,233**	**$1,333,233**
(x) Assumed Royalty Rate	3.00%	5.00%
Potential BWLD Revenue	**$39,997**	**$66,662**
(–) Support Costs (assuming 70% margins)	(11,999)	(19,998)
Potential BWLD EBITDA	**$27,998**	**$46,663**
(x) Franchisor EBITDA Multiple	13.0x	13.0x
Value of International Franchise EBITDA to BWLD	**$363,973**	**$606,621**
(/) 2020E Diluted Shares, in millions	7.294	7.294
Value per BWLD share	**$49.90**	**$83.17**

- Based on management's disclosed target of 400 international franchise stores, we believe that **BWLD could create substantial value by accelerating its global expansion**
- We believe this incremental value would materialize gradually over several years
- Once BWLD's international presence achieves scale, we believe management could potentially begin to achieve higher margins and grow unit count even higher
- This value would compound over time as excess capital is deployed to reduce outstanding shares

We believe international franchising could add ~$50-80+ per share in value over time, which would accrete significantly from additional capital allocation efficiencies

Source: Company filings, MCM estimates. AUVs and ~5% effective royalty rate based on LTM metrics for BWLD as of Q1 2016. ~3% royalty case based on precedents from peers. Unit potential and royalty rate based on management guidance. EBITDA margin assumed for illustrative purposes. Analysis excludes impact of development fees, which primarily defer the upfront costs to BWLD of entering a new market, such as training and translation fees.

MARCATO
21

Franchising Operations REFRANCHISING CREATES SHAREHOLDER VALUE: JACK IN THE BOX CASE STUDY Capital Framework Incentives Following a sustained period of strategic refranchising, JACK?s shares have outperformed the industry JACK IN THE BOX INDEXED STOCK PRICE PERFORMANCE| 2006 ? 2016 400% 350% 300% 314% 250% 200% 150% 167% 100% 50% ?(50%) (100%) 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Long-term Goal for JIB: JACK S&P 600 Restaurant Index ~90-95%(1) ? ?06—?15 Franchise 36% 40% 44% 51% 58% 69% 70% 73% 74% 75% 74% +109% Mix Avg. 7.5x 8.3x 6.8x 6.2x 5.2x 6.3x 6.8x 9.3x 12.0x 14.1x 11.2x +50% EV/EBITDA EBIT 5.7% 7.1% 6.5% 7.2% 3.9% 5.5% 6.1% 9.0% 11.2% 13.0% 13.3% +131% Margin Period-End 71.9 59.9 56.8 57.3 52.9 44.0 42.9 42.6 38.6 35.8 32.5 (45%) Share Count Source: Company filings, Bloomberg. Franchise mix as of fiscal year end for each period. Average EV / EBITDA refers to the mean multiple for the period as shown on the graph. EBIT margin excludes gains and losses on sale of company-operated stores. (1) Refers to JACK?s long-term franchise target of 90 ? 95% for its Jack in the Box brand only, announced 5/25/16. Consolidated mix implies 80- 85% assuming constant current total store count and Qdoba franchise mix. 22

Franchising Operations REFRANCHISING CREATES SHAREHOLDER VALUE: BURGER KING CASE STUDY Capital Framework Incentives Following its 2006 IPO, Burger King increased its franchise mix from ~89% to ~100% by 2013, resulting in significant multiple expansion, even during a period of negative comps and low single-digit net store growth BURGER KING EV / EBITDA (TRAILING)| 2007 ? 2016 21x 19x 12/15/14: BKW & THI form Restaurant Brands Int?l (?QSR?) 4 17x In fewer than 2 years under 16.6x 15x 1 5/18/06: BKC IPO (previous owners: TPG, Bain & GS) 3G?s ownership, Burger King experienced 5x+ of EBITDA multiple expansion 13x 3 6/20/12: Combines with Justice Holdings, trades publicly as ?BKW? 11x 9x 7x 2 9/2/10: BKC agrees to be taken private by 3G Capital 5x 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Q1’16 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 YTD % Franchised 89% 88% 88% 88% 89% 90% 97% 100% 100% 100% 100% Comparable 2% 3% 5% 1% (2%) (1%) 3% 1% 2% 5% 5% Sales Growth Net System Store 0% 1% 2% 3% 2% 3% 4% 5% 5% 4% 0% Growth Avg. 12.2x 11.4x 8.6x 6.9x 7.2x NA 12.4x 14.0x 17.4x 17.8x 16.4x EV / EBITDA Source: Company filings, Bloomberg. Market data as of 6/13/16. Net System Store Growth for 2014 excludes Tim Hortons unit growth. 2015 and 2016 YTD Net System Store Growth includes Tim Hortons, following acquisition close in December 2014. 23

Franchising Operations REFRANCHISING CREATES SHAREHOLDER VALUE: DOMINO?S PIZZA CASE STUDY Capital Framework Incentives Domino?s Pizza?s dividend-adjusted stock price has increased over 17x since 2004, driven by refranchising and international growth of franchisees DPZ TOTAL SHAREHOLDER RETURN SINCE IPO 2,000% 12,530 12,692 1,764% 1,800% 11,629 10,886 1,600% 10,255 LTM 9,742 9,442 ROIC: 1,400% 8,624 8,873 9,099 8,366 95% 8,079 1,200% 7,473 1,000% 800% 600% 400% 236% 200% ? (200%) 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 DPZ S&P 600 Restaurant Index Domestic Stores International Stores Franchise 92.3% 92.7% 93.2% 93.4% 94.4% 94.8% 95.1% 96.0% 96.2% 96.4% 96.8% 96.9% Mix Avg. 13.3x 15.3x 15.5x 16.3x 11.3x 9.5x 11.1x 14.9x 17.6x 23.7x 26.1x 29.7x P/E International 9% 9% 8% 8% 7% 9% 9% 9% 10% 11% 11% 12% Growth (YoY) Source: Company filings, Bloomberg. Franchise mix and P/E multiple for 2004 reflect metrics as of DPZ?s IPO (7/13/04). Market data as of 6/13/16. ROIC calculated as after-tax EBIT divided by the average of period-end sums of total equity and total debt, less cash and equivalents for the LTM period ended 3/27/16. 24

Franchising
Operations
Capital Framework
Incentives

EVALUATING BWLD'S "CASH-ON-CASH" RETURNS

- Buffalo Wild Wings' store growth plan is based on the notion that its new stores earn 20+% "cash-on-cash" returns
- However, "cash-on-cash" returns do not fully account for:
  - Incremental corporate-level G&A; and
  - "Maintenance CapEx" for periodic remodels, normalized on an annual basis
  - Income tax expense
- We believe the true "cash-on-cash" returns to equity holders on new stores fail to clear management's 20% return hurdle

WHAT ARE THE TRUE RETURNS ON COMPANY-OWNED STORES?

	2015 Franchisee Acquisitions	New Company-Owned Store	New Franchised Store
Upfront Investment	$3,478	$2,300	–
Pre-Opening Expenses	–	271	–
"All-in" Cost to Open	**$3,478**	**$2,571**	**–**
Anticipated Weekly AUVs (LTM avg.)	$62.1	$62.1	$62.1
(x) 52 weeks	52 weeks	52 weeks	52 weeks
Assumed Annual AUVs	$3,232	$3,232	$3,232
(x) "4-Wall Margin" // Royalty Rate (LTM, Adj. for Upfront Fees)	18.8%	18.8%	4.9%
4-Wall EBITDA	**$607**	**$607**	**$157**
"Cash-on-Cash" Return at Run-Rate Volumes & Profits	**17.5%**	**23.6%**	**Infinite**
Assumed Salary for a Regional Manager // Franchise Consultant	$150	$150	$150
(/) Avg. Number of Stores Managed by each RM // FC	7	7	35
Incremental G&A per Added Store	**($21)**	**($21)**	**($4)**
(+) 4-Wall EBITDA	$607	$607	$157
EBITDA to BWLD	**$586**	**$586**	**$153**
Return, post-G&A	**16.8%**	**22.8%**	**Infinite**
Assumed Cost of a Remodel	$600	$600	–
(/) Period of Years Between Periodic Remodels	6 years	6 years	0 years
Normalized Additional Maintenance CapEx per Year	($100)	($100)	–
(+) EBITDA to BWLD	$586	$586	$153
EBITDA - Maintenance CapEx to BWLD	**$486**	**$486**	**$153**
(-) Income Taxes, assuming 31% Effective Rate	(151)	(151)	(47)
FCF per Marginal Store	**$335**	**$335**	**$106**
After-Tax Return, post-G&A & Maint. CapEx	**9.6%**	**13.0%**	**Infinite**

Source: Company filings, MCM estimates.

MARCATO

25

Franchising
Operations
Capital Framework
Incentives

HIGH OPPORTUNITY COST OF FOREGOING FRANCHISE ROYALTY STREAM

- The opportunity cost of a corporate-owned store must be considered: the capital-light, higher margin earnings stream from franchise royalties
- Incremental system stores opened by franchisees will produce royalty streams regardless—should BWLD choose to own & operate that same store, the foregone royalty is a true economic expense representing the cost of ownership
  - System store growth is a feature of both states of the world in the "own vs. franchise" decision
- On an excess return basis, new company-owned stores fail to exceed BWLD's cost of capital

CHOOSING TO BUY OR BUILD BEARS AN "OPPORTUNITY COST"

	Opp. Cost of Ownership
Assumed Annual AUVs	$3,232
(x) Royalty Rate (LTM, Adj. for Upfront Fees)	4.9%
Royalty Revenue	**$157**
Assumed Salary for a Franchise Consultant	$150
(/) Avg. Number of Stores Managed by each Franchise Consultant	35
Incremental G&A per Added Store	**(4)**
(+) Royalty Revenue	$157
Franchise EBITDA to BWLD	**$153**
(–) Income Taxes, assuming 31% effective rate	(47)
FCF per Marginal Franchisee	**$106**
Upfront Franchise Fee (one-time)	**$40**

NEW STORES SHOULD BE EVALUATED ON "EXCESS" RETURNS ABOVE FRANCHISING

	2015 Franchisee Acquisitions	New Company-Owned Store	New Franchised Store
FCF per Marginal Store	$335	$335	$106
(–) FCF per Marginal Franchisee (Opp. Cost Foregone)	(106)	(106)	
"Excess" FCF per Marginal Store from Ownership	**$230**	**$230**	
"All-in" Cost to Open	$3,478	$2,571	
(+) Upfront Franchise Fee (Opp. Cost Foregone)	40	40	
"Excess" Cost to Open	**$3,518**	**$2,611**	
"Excess" After-Tax Return, post-G&A & Maint. CapEx	**6.5%**	**8.8%**	**Infinite**

Source: Company filings, MCM estimates.

MARCATO

26

Franchising
Operations
Capital Framework
Incentives

FRANCHISING CREATES MORE ECONOMIC VALUE WITH LESS RISK

- Company-owned stores earn higher "dollar" profits, but the superior multiples achieved by franchise earnings, coupled with the substantial capital savings, result in greater value creation from franchising
- We believe franchising would also allow BWLD to return more capital to shareholders, achieve a more appropriate capital structure, and reduce execution risk by partnering with local, knowledgeable franchisees
- Management has created a strong brand, and can continue to be its custodian while maintaining capital flexibility

COMPARATIVE ECONOMIC VALUE PER SYSTEM STORE

	2015 Franchisee Acquisitions	New Company-Owned Store	New Franchised Store
EBITDA to BWLD	$586	$586	$153
(x) EV / EBITDA multiple	7.0x	7.0x	13.0x
Value of System Store Earnings Stream	$4,101	$4,101	$1,989
(+) (Expense Above Replacement Cost) // Capital Saved	(1,178)	–	2,300
(+) Pre-Opening Expenses Saved	271	–	271
(+) Upfront Franchise Fee Received	–	–	40
Total Value per New System Store	**$3,194**	**$4,101**	**$4,600**
Qualitative advantages:			
--Ability to Return Capital to Shareholders	✓	✓	✓✓✓
--Additional Accretion from Share Repurchases	✗✗	✗	✓✓✓
--Ability to Increase Leverage	✓	✓	✓✓✓
--Risk of "Overpaying"	✗✗✗	✗	✓✓✓
--Simplified Operations	✗	✗	✓✓✓
--Reduced Earnings Volatility	✗	✗	✓✓✓
--Margin Profile	✓	✓	✓✓✓
--Insulation from Commodity Volatility	✗✗	✗✗	✓✓✓
--Diminished Labor Headwinds	✗	✗	✓✓✓

Source: Company filings, MCM estimates.

MARCATO

27

WE BELIEVE A 90% FRANCHISED SYSTEM WOULD SIGNIFICANTLY Franchising Operations IMPROVE OPERATING METRICS WITH SIMILAR NET INCOME Capital Framework Incentives ROIC| 2021E EBITDA MARGIN | 2021E NET INCOME | 2021E 27.4% 31.3% $148.2m $140.6m 17.4% 16.2% BASIC EPS | 2021E CUM. FCF + PROCEEDS | ?16E ? ?21E EARNINGS VOLATILITY $19.96 $2.0bn ?High? $9.80 $1.0bn ?Low? Status Quo 90% Franchised Source: Company filings, MCM estimates. Status quo case assumes no refranchising and no recapitalization. ROIC calculated as after-tax EBIT divided by the average of year-end sums of net PP&E, reacquired franchise rights & other assets, goodwill and net working capital. Note: See Appendix for further detail on model assumptions for Marcato?s analysis. 28

B. Reinvigorate core business 29

Franchising AREAS OF OPPORTUNITY Operations Capital Framework Incentives SAME STORE SALES COST SG&A CAPITAL Pricing & Menu Address Food Costs Spans & Layers Store Development Addressing pricing, Menu design, protein Operational control bands Optimal structure for bundling, beverage and management and waste to manage company deployment, velocity and related menu reengineering mitigation owned and franchised units returns 150 to 250 basis points 50 to 100 basis points 25 to 150 basis points Marketing Mix Labor and staffing efficiencies Franchise Management Store Capital Realignment of media Optimization of staffing Domestic vs. international Remodels and technology spend and more focused between floor and kitchen focus and service level implications delivery 50 to 100 basis points 25 to 50 basis points 100 to 200 basis points Procurement Other Concepts Refranchising CRM/Loyalty Purchasing leverage, Determine value add of Liberate capital and create Tailored promotions and reduce non value added being part of BWLD focus on the brand focus on core consumer costs 50 to 75 basis points 50 to 150 basis points 75 to 125 basis points 30

Franchising
Operations
Capital Framework
Incentives

A NUMBER OF VALUE METRICS HAVE DECLINED OVER THE LAST FIVE YEARS

BUFFALO WILD WINGS CONSUMER SURVEY RESULTS HAVE DECLINED


Interestingly, value perception maintained despite price increases
80%
70%
60%
50%
40%
30%
20%
10%
–
Overall score
Food quality
Value
Cleanliness
Service
Menu Variety
Reputation
Atmosphere
Craveability
Likelihood to Recommend
Likelihood to Return
2011
2012
2013
2014
2015
2016

- Buffalo Wild Wings currently ranks near the "bottom of the pack" in the Nation's Restaurant News consumer survey
  - However, BWLD's current overall rank against peers is not meaningfully worse than it has been in prior years
- BWLD has seen YoY declines across critical metrics: food quality, menu variety, likelihood to recommend & return, and others
- ***We believe BWLD has an opportunity to restore the customer value proposition***

Source: NRN Survey. Percentages reflect number of respondents who cited the restaurant as "Outstanding" or "Above Average" for relevant attribute.

MARCATO
31

Franchising Operations HIGH-MARGIN ALCOHOL MIX DECLINING Capital Framework Incentives ALCOHOL MIX HAS DECLINED CONCURRENTLY WITH MARGINS Alcohol as a percentage of restaurant sales declined to 19% in 24% the most recent quarter versus 24% five years ago and ~29% at IPO 22% 22% 21% We view this as potentially 20% concerning given the margin 20.2% 19% structure of BWLD?s business 19.4% 18.8% 18.4% 18.6% ? We estimate that typical draft beer 18.2% is very high margin (~90% per pour) Have consistent menu price increases rendered food ?expensive?, thereby reducing ?attach? of alcohol? 2011 2012 2013 2014 2015 Q1’16 Alcohol as % of Sales “4-Wall” Margin Source: Company filings. 32

Franchising Operations MIX SHIFT TO TAKEOUT RAISES QUESTIONS Capital Framework Incentives If truly incremental, takeout can be an attractive contributor to sales growth However, it is possible that takeout is cannibalizing core sales?and could undermine profitability ? Tends to provide an inferior customer experience relative to food delivered hot in the restaurant ? Adds operational complexity: does takeout revenue contribute incremental profit dollars when factoring costs to support? ? Takeout is inconsistent with the ?core consumer? at Buffalo Wild Wings: a social live-sports viewer TAKEOUT AS % OF GROSS RESTAURANT SALES SINCE IPO 17% 16% 16% 16% 15% 15% 14% 14% 14% 14% 14% 13% 13% 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Q1’16 Source: Company filings. 33

C. Establish explicit capital allocation strategy 34

Franchising Operations BWLD?S CAPITAL STRUCTURE IS AMONG MOST CONSERVATIVE IN ITS PEER GROUP Capital Framework Incentives Excluding operating leases, Buffalo Wild Wings is among the least levered in its peer set NET DEBT / LTM EBITDA &lt; 30% Franchised 30—70% Franchised &gt;70% Franchised L: (0.2x) M: 0.7x H: 2.7x L: 0.1x M: 0.6x H: 2.4x L: 1.5x M: 3.0x H: 5.5x 6.0x 5.5x 5.4x 5.5x 5.0x 4.9x 4.7x 4.7x 4.5x 4.0x 3.5x 3.0x 3.0x 2.7x 2.8x 2.5x 2.5x 2.4x 2.2x 2.2x 2.0x 1.7x 1.6x 1.7x 1.5x 1.5x 1.0x 0.7x 0.6x 0.5x 0.5x 0.3x 0.1x 0.1x ? (0.5x) (0.2x) CBRL PLAY BJRI DRI CAKE BLMN RT RRGB TXRH EAT PNRA JACK MCD PZZA SONC DENN WEN DPZ PLKI DIN DNKN QSR Source: Company filings, CapitalIQ, Bloomberg. Net debt defined as financial debt, less cash and equivalents. Calculations exclude impact of operating leases and preferred equity. 35

Franchising
Operations
Capital Framework
Incentives

FUNDING GROWTH THROUGH 100% EQUITY IS DILUTIVE TO ROE

"EXCESS" RETURNS ON NEW STORES BELOW CURRENT ROE *AND* COE

	2015 Franchisee Acquisitions	New Company-Owned Store
FCF per Marginal Store	$335	$335
(-) FCF per Marginal Franchisee (Opp. Cost Foregone)	(106)	(106)
"Excess" FCF per Marginal Store from Ownership	**$230**	**$230**
"All-in" Cost to Open	$3,478	$2,571
(+) Upfront Franchise Fee (Opp. Cost Foregone)	40	40
"Excess" Cost to Open	**$3,518**	**$2,611**
"Excess" After-Tax Return, post-G&A & Maint. CapEx	**6.5%**	**8.8%**

- The low "excess" returns on new company-owned stores fail to exceed BWLD's cost of equity and are dilutive to current returns
- Over time, we believe that BWLD's ROEs could converge to its cost of equity—or worse, below it
- ***An enterprise whose returns fail to exceed the cost of equity destroys shareholder value, regardless of its growth***


17.5%
16.3%
16.9%
18.1%
15.4%
15.6%
Cost of Equity: ~9.5%
New Co. Op. Store
2015 Acquisitions
Accretion to ROE creates value…
…But deploying capital below COE destroys value
2011
2012
2013
2014
2015
Q1'16 LTM
"Long Term"
Return on Avg. Equity
Cost of Equity

Source: Company filings, Bloomberg, MCM estimates.
Note: Return on avg. equity calculated as net earnings including noncontrolling interests, divided by average total equity. Discussion of "excess" returns shown in greater detail on p. 25.

MARCATO

36

Franchising
Operations
Capital Framework
Incentives

USING THE BALANCE SHEET TO CREATE VALUE: DOMINO'S PIZZA CASE STUDY

- Over time, Domino's has continually re-levered to high multiples and returned capital to shareholders
- In addition to consistent refranchising domestically, most of Domino's system growth has come from International franchisees
- Using an appropriate mix of debt and equity as well as growing cash flow from their franchise operations, **they have paid out 210% of their cumulative Free Cash Flow since IPO**
- DPZ has been richly rewarded both for its growth and capital allocation

DOMINO'S NET DEBT / EBITDA (LTM)


8.0x
7.0x
6.0x
5.0x
4.0x
3.0x
2.0x
1.0x
–
100%
90%
80%
70%
60%
50%
40%
30%
20%
0.5x
7.8x
5.1x
4.5x
3.7x
3.1x
4.8x
3.6x
2.9x
2.9x
7.6x
7.4x
7.2x
5.6x
4.9x
4.9x
4.5x
3.9x
4.8x
4.6x
Avg.: 4.7x
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
Q1'16
Net Debt / LTM EBITDA
% Franchised
% International

	'04, Post-IPO	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	Current / LTM
Free Cash Flow	$37	$113	$113	$42	$56	$78	$103	$129	$147	$154	$122	$229	$158
Cumulative FCF since IPO	*$37*	*$150*	*$262*	*$304*	*$360*	*$438*	*$541*	*$670*	*$817*	*$971*	*$1,093*	*$1,321*	*$1,328*
Common + Special Dividends	$4	$27	$30	$897	–	–	–	–	$171	$34	$53	$80	$67
Cumulative Dividends since IPO	*$4*	*$31*	*$61*	*$958*	*$958*	*$958*	*$958*	*$958*	*$1,129*	*$1,164*	*$1,216*	*$1,297*	*$1,297*
Share repurchases	2	75	145	55	43	–	5	165	88	97	82	739	709
Capital returned to shareholders	$6	$102	$175	$952	$43	–	$5	$165	$259	$131	$135	$819	$776
Cum. Capital Returned since IPO	*$6*	*$108*	*$283*	*$1,234*	*$1,277*	*$1,277*	*$1,283*	*$1,448*	*$1,707*	*$1,838*	*$1,974*	*$2,792*	*$2,792*
Cum. Payout Ratio - Dividends	12%	21%	23%	315%	266%	219%	177%	143%	138%	120%	111%	98%	98%
Cum. Payout Ratio - Divs. + Repurchases	16%	72%	108%	406%	355%	291%	237%	216%	209%	189%	181%	211%	210%
TSR since IPO	32%	83%	116%	75%	(38%)	11%	111%	349%	523%	910%	1,283%	1,552%	1,764%

Source: Company filings, CapitalIQ, MCM estimates. Market data as of 6/13/16. EBITDA calculation includes amortization expense related to deferred financing costs, debt discount and other.

MARCATO
37

Franchising
Operations
Capital Framework
Incentives

$1.4BN OF EXCESS CAPITAL IS TRAPPED IN COMPANY-OWNED STORE BASE

- Marcato proposes that BWLD refranchise its existing stores, targeting a 90% mix of franchised restaurants by 2020
- At a market multiple of 6x post-royalty EBITDA per Company store, we believe **BWLD could release over $1.4 billion of after-tax proceeds from its existing store base, representing ~52% of BWLD's current market value**, which could be redeployed to higher-returning activities
- BWLD would need to articulate an explicit framework to investors for evaluating its intended uses for deploying this capital, including considerations surrounding tax leakage

($ in millions, unless otherwise noted)	2015A	2016E	2017E	2018E	2019E	2020E	2021E
Consolidated Economics of Company-Owned Stores							
Corporate Restaurant Sales	$1,715,000	$1,946,385	$1,842,543	$1,536,230	$1,200,858	$798,981	$598,734
Cost of sales	(507,812)	(564,038)	(533,946)	(445,180)	(347,993)	(231,535)	(173,506)
Labor	(542,847)	(599,826)	(567,825)	(473,427)	(370,074)	(246,225)	(184,515)
Operating	(250,755)	(280,267)	(265,314)	(221,207)	(172,916)	(115,048)	(86,214)
Occupancy	(94,569)	(107,485)	(101,751)	(84,835)	(66,315)	(44,122)	(33,064)
Corporate store restaurant-level profit	**$319,017**	**$394,769**	**$373,708**	**$311,581**	**$243,560**	**$162,051**	**$121,436**
(/) Avg. # of Corporate stores	544	597	556	466	359	235	174
Restaurant-level profit per store, pre-royalty ($000s)	**$587**	**$662**	**$672**	**$669**	**$679**	**$690**	**$700**
(-) Assumed Royalty	(154)	(158)	(161)	(160)	(163)	(165)	(168)
Restaurant-level profit per Store, post-royalty ($000s)	**$433**	**$503**	**$511**	**$509**	**$517**	**$524**	**$532**
Profitability metric (per store) - Restaurant-level profit (post-royalty)		$496	$511	$509	$517	$524	$532
(x) Assumed Purchase Price Multiple for Refranchising		6.0x	6.0x	6.0x	6.0x	6.0x	6.0x
Avg. Sale Proceeds per Store ($000s)		**$2,973**	**$3,067**	**$3,054**	**$3,100**	**$3,147**	**$3,194**
(x) Number of Stores Refranchised in Period		45	122	139	155	172	31
Less: Assumed Corporate Tax. @ Current Corporate Rate of 31%		(41,476)	(116,003)	(131,618)	(148,970)	(167,788)	(30,695)
Aggregate Refranchising Proceeds per Year ($m)		**$92,317**	**$258,199**	**$292,957**	**$331,578**	**$373,464**	**$68,320**
Cumulative Refranchising Proceeds ($m)		**$92,317**	**$350,516**	**$643,473**	**$975,051**	**$1,348,516**	**$1,416,836**
% of Current Market Cap		***3.4%***	***12.7%***	***23.4%***	***35.5%***	***49.0%***	***51.5%***

Source: Company filings, MCM estimates.

MARCATO

38

Franchising Operations CAPITAL ALLOCATION BEST PRACTICES Capital Framework Incentives Buffalo Wild Wings needs to be disciplined in how it allocates its capital and focus on risk-adjusted returns relative to both its cost of capital as well as all other alternatives Forecast long-term growth and return targets; STEP 1 Establish valuation based on business plan Establish credit characteristics and liquidity objectives, STEP 2 and adjust debt/cash as indicated STEP 3 Fund maintenance capex Allocate excess capital to highest risk-adjusted return STEP 4 alternative that exceeds cost of capital Acquisition of New Return Capital Reduce Debt Acquisition of Franchise New Company- to / Build Cash Franchisees Growth Concepts Owned Stores Shareholders Balance High Risk Low Risk 39

Franchising
Operations
Capital Framework
Incentives

COMPANY SHOULD FOCUS ON *RISK-ADJUSTED* RETURNS

BWLD should cease investing in high risk initiatives that have earned low returns

High Risk

Acquisition of New Concepts	• Inherent difficulty "handicapping" future success given constantly-changing consumer tastes • Restaurant space is highly competitive, especially for untested concepts
Acquisition of Franchisees	• Risk of paying a significant premium to replacement cost, which dilutes ROI • Creates additional operational complexity (G&A, regional oversight)
Organic Store Growth	• Company-owned store growth is higher risk due to greater capital intensity and volatility • Franchise growth yields highest incremental returns and is valued highest by market
Business Model Enhancement	• Incremental investments behind teams to accelerate international expansion as well as improvements in operations, franchisee relations, customer experience and the brand • Potential to drive traffic, but must be supported by metrics that track tangible results
Return Capital to Shareholders	• Share repurchases are most attractive and accretive when shares trade below fair value • Dividends provide an alternative when IRR on share repurchases is less compelling
Reduce Debt / Build Cash Balance	• Lowest risk, but also lowest-returning option • Not recommended given BWLD's already overly-conservative capital structure

Low Risk

MARCATO
40

D. Realign management incentives 41

INCENTIVE COMPENSATION STRUCTURE HEAVILY WEIGHTED TOWARDS GROWTH Franchising Operations WITHOUT CAPITAL CHARGE OR RETURN METRIC Capital Framework Incentives Management has historically been compensated on the basis of overall growth, irrespective of returns or profitability KPIs used to determine corporate performance for compensation give precedence to aggregate growth in dollar terms, rather than per share value creation, profitability, or returns on investment CASH INCENTIVE PROGRAM PERFORMANCE METRICS EQUITY INCENTIVE PROGRAM COMPOSITION Individual Total Objectives Revenue ($m) Stock Options 20% 25% 25% Restaurant Openings (Co. Op. + Franchised) 10% Same Store Sales (# Positive Quarters) 5% PRSUs -Net Income ($m) Same Store Sales Based on 3-yr. 30% (% Increase—Cumulative Annual) Net Income 10% 75% Aggregate Growth Metrics Profitability / Per-Share Metrics Source: Company filings. 42

Franchising
Operations
Capital Framework
Incentives

HOW DO THE BEST-PERFORMING RESTAURANT PEERS INCENTIVIZE EXECUTIVES?

		SONIC	Denny's	Popeyes	Jack in the box	PAPA JOHNS	Cracker Barrel	Domino's Pizza
OPERATING METRICS								
Franchise Mix	49%	89%	91%	97%	74%	84%	–	97%
5-year TSR	150%	186%	186%	263%	310%	319%	339%	507%
CASH INCENTIVE PROGRAM								
Dollar metrics								
Revenue ($)	✓							
Net Income ($)	✓							
EBIT ($) / Operating Income ($)			✓	✓		✓	✓	✓
EBITDA				✓				
Profit Metrics								
Restaurant Operating Margin					✓			
Growth Metrics								
Same-Store Sales Growth	✓		✓	✓	✓	✓		
New Restaurant Sales				✓				
EBITDA Growth (%)			✓					
System Growth								
Store Openings	✓			✓		✓		
International store openings						✓		
International EBIT				✓				
EQUITY INCENTIVE PROGRAM								
Stock Options	✓	✓			✓	✓		✓
KPIs for Performance-Based Equity Awards								
Cumulative Net Income	✓							
Cumulative EBITDA				✓				
EPS		✓			✓	✓		
ROIC					✓		✓	
TSR			✓	✓			✓	

- Among top-performing restaurant companies, Buffalo Wild Wings is one of the only companies whose compensation is entirely independent of EPS, ROIC or shareholder return
- We believe that BWLD's management should be compensated on the achievement of metrics most closely tied to shareholder value creation
- Marcato recommends that BWLD incorporate compensation weightings for international growth, capital efficiency, and per-share value creation

Source: Company filings. Table refers to metrics used for named executive compensation programs for 2015. Companies shown represent peers who have outperformed BWLD on a 5-year TSR basis.

MARCATO

43

IV. Creating Shareholder Value 44

A 90% FRANCHISE MODEL COMBINED WITH SHARE REPURCHASES DRIVES EPS ~100% HIGHER THAN THE CURRENT PLAN COMPARING EPS TRAJECTORIES FOR MARCATO?S PLAN VS. STATUS QUO ? $19.96 ?15A ? ?21E: +302% +4.0x $16.06 $11.83 ? ?15A ? ?21E: $9.80 +97% $9.09 $9.14 $8.57 +2.0x $7.88 $8.16 $8.02 $6.94 $6.73 $4.97 $4.97 2015A 2016E 2017E 2018E 2019E 2020E 2021E Status Quo 90% Franchised Source: Company filings, MCM estimates. Status quo case assumes no refranchising and no recapitalization. 45

WE BELIEVE BWLD?S STOCK PRICE COULD RISE BY MORE THAN 2-3x UNDER MARCATO?S PROPOSAL POTENTIAL VALUE CREATION FOR BUFFALO WILD WINGS| 2015A ? 2021E $475 90% Franchised High: $458 @ 14.5x EBITDA Mid: $402 @ 13.0x EBITDA $400 Low: $346 @ 11.5x EBITDA Status Quo $325 High: $311 @ 10.0x EBITDA Mid: $265 @ 8.5x EBITDA $250 Low: $218 @ 7.0x EBITDA $175 Current: $144 $100 Dec-14 Dec-15 Dec-16 Dec-17 Dec-18 Dec-19 Dec-20 Dec-21 ? Current / LTM 2016E 2017E 2018E 2019E 2020E 2021E Current—?21 Franchise 49% 54% 63% 72% 81% 90% 90% +82% Mix EBIT 8.0% 9.2% 9.8% 11.1% 14.5% 21.1% 26.9% +238% Margin EV/EBITDA 8.5x 13.0x +53% Basic Share 18.8 15.7 13.7 11.8 8.8 7.0 6.6 (65%) Count Source: Company filings, Bloomberg, MCM estimates. Market data as of 6/13/16. Status quo case assumes no refranchising and no recapitalization. Note: EV / EBITDA multiple of 13.0x as of 12/31/2020 implies a P/E multiple of 20.1x, compared to 26.9x as of 6/13/16. 46

CURRENT TRAJECTORY VERSUS MARCATO'S PROPOSAL

	Status Quo	90% Franchised
2021E Business Profile		
Total System Stores	**1,739**	**1,739**
Stores Owned	842	178
Stores Franchised	897	1,561
% Franchised	*52%*	*90%*
2021E Metrics		
Revenue	$2,989.6	$863.5
Restaurant-Level Profit ($m)	$575.5	$121.4
G&A ($m)	$232.5	$104.9
Per Avg. System Store ($000s)	*$137.2*	*$61.9*
EBITDA ($m)	484.9	270.5
% Margin	*16.2%*	*31.3%*
EBIT ($m)	214.8	232.4
% Margin	*7.2%*	*26.9%*
ROIC	17.4%	27.4%
Net debt / EBITDA	0.1x	2.2x
EPS (Diluted)	$9.80	$19.96
Valuation as of 12/31/20E		
2021E EBITDA ($m)	$484.9	$270.5
(x) Assumed multiple	8.5x	13.0x
Enterprise Value ($m)	**$4,122**	**$3,517**
(–) Financial liabilities, net of cash	(4.0)	(585.4)
Market Capitalization ($m)	**$4,118**	**$2,931**
(/) Diluted Shares Outstanding	15.556	7.294
Implied Share Price	**$264.69**	**$401.91**
% IRR (4.6 yrs.)	***14.3%***	***25.2%***

Source: MCM estimates. Market data as of 6/13/16.

We believe our proposal can create substantially more value for shareholders than management's current plan

Reduced G&A reflects simpler operations; affords greater focus on optimizing the business model without managing the asset base

Comparable EBIT, attained through lower depreciation expense

EBIT margins increase 275%

Share count reduced after capital return from refranchising + recapitalization, driving additional EPS accretion on comparable net income

Higher-quality earnings stream = Higher multiple

~180% improvement in stock price from today's levels

MARCATO

47

RECOMMENDATIONS Implement long-term plan to transition to 90% franchised store mix Arrest high-priced acquisitions of franchisees and investment in new concepts which dilute returns and management focus Engage qualified consultants to identify operational improvements Accelerate international growth through franchising Commit to a disciplined capital allocation program Optimize capital structure implying 2.0x ? 3.0x Net Debt / EBITDA for the consolidated business Incorporate return on capital metric in executive compensation 48

Appendix 49

SUMMARY OF ADDITIONAL KEY MODEL ASSUMPTIONS Franchise mix of 90% by year-end 2020 Restaurant-level profit margins kept flat from Q2?16E ? 2021E Same-store sales growth of 1.5% across the system G&A expenses of $105m by 2021E, assuming savings from higher franchise mix Construction of 40 Company-Owned stores per year 50 new Franchise store openings per year No additional unit development at R Taco or Pizza Rev Target leverage of 5x net debt / franchise EBITDA in 2016 and in 2019 Excess cash flow after funding unit growth and value-enhancing capex, refranchising proceeds, and leverage proceeds deployed as share repurchases ?Assume 15% annual share price appreciation 50

FINANCIAL PROJECTION SUMMARY | 90% FRANCHISED BY 2020 ($ in millions, except for per share values) 2015A 2016E 2017E 2018E 2019E 2020E 2021E Total Stores 1,175 1,289 1,379 1,469 1,559 1,649 1,739 % Growth 8.6% 9.7% 7.0% 6.5% 6.1% 5.8% 5.5% Company-Owned 596 597 515 416 301 169 178 % Growth 21.4% 0.2% (13.7%) (19.2%) (27.6%) (43.9%) 5.3% Franchised 579 692 864 1,053 1,258 1,480 1,561 % Growth (2.0%) 19.5% 24.9% 21.9% 19.5% 17.6% 5.5% % Franchised 49% 54% 63% 72% 81% 90% 90% Revenue $1,813 $2,049 $1,974 $1,697 $1,397 $1,034 $864 Corporate Same-Store Sales 4.2% (0.6%) 1.0% 1.5% 1.5% 1.5% 1.5% Franchise Same-Store Sales 2.5% (1.0%) 1.0% 1.5% 1.5% 1.5% 1.5% EBITDA $273 $343 $349 $323 $301 $275 $271 % Growth 14.9% 25.6% 1.6% (7.5%) (6.7%) (8.6%) (1.7%) % Margin 15.1% 16.8% 17.7% 19.0% 21.6% 26.6% 31.3% EBIT $146 $189 $193 $188 $203 $218 $232 % Growth 4.6% 29.3% 2.5% (3.0%) 8.2% 7.6% 6.5% % Margin 8.1% 9.2% 9.8% 11.1% 14.5% 21.1% 26.9% Net earnings attributable to Buffalo Wild Wings $95 $124 $122 $118 $125 $131 $141 % Growth 1.0% 30.8% (1.8%) (3.3%) 5.5% 5.2% 7.5% EPS (Diluted) $4.97 $6.73 $8.16 $9.09 $11.83 $16.06 $19.96 % Growth 0.4% 35.5% 21.1% 11.5% 30.1% 35.8% 24.3% Proceeds from Sales of Corporate Stores ($m) $92 $258 $293 $332 $373 $68 Net Debt + Capital Leases $53 $351 $343 $344 $584 $585 $586 Net Debt + Capital Leases / EBITDA 0.2x 1.0x 1.0x 1.1x 1.9x 2.1x 2.2x Shares outstanding (thousands) 18,918 15,742 13,699 11,774 8,784 7,035 6,568 % Increase (Reduction) in period (0.1%) (16.8%) (13.0%) (14.1%) (25.4%) (19.9%) (6.6%) Source: Company filings, MCM estimates. 51